AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement (the "Agreement"), dated as of December 30, 1998, is among Michigan National Bank, a national banking association, and the other banking institutions who appear as signatories to this Agreement (each a "Bank" and collectively the "Banks"), Michigan National Bank, as agent ("Agent"), and Mueller
Industries, Inc., a Delaware corporation ("Borrower").

                                  Recitals

     A. The Agent, the Borrower and some of the Banks, together with several other financial institutions, executed a certain Credit Agreement, dated as of June 1, 1994, which has previously been amended five times (as so amended, the "Credit Agreement").

     B. The Borrower has now requested the Banks to consider certain amendments to the Credit Agreement, including an increase in the aggregate principal amount of the loans that can be outstanding under the Credit Agreement at any one time, as well as certain changes in the identity of the banks that are to be parties to the Credit Agreement, and the Banks have consented to such amendments as set forth herein upon the terms and conditions set forth herein.

     C. The parties desire to amend and restate the Credit Agreement in its entirety as hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree that the Credit Agreement shall be amended and restated in its entirety, effective on and as of December 30, 1998, as follows:

1.     DEFINITIONS.

     1.1 Definitions. For purposes of this Agreement, the following capitalized terms will have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

           "Advances" means the Line of Credit Advances and the Letter of Credit Advances, but shall exclude Interim Advances unless the context otherwise requires, and "Advance" means any of the Advances.

           "Advance Date" means a Business Day on which Borrower has requested in accordance with this Agreement that an Advance be made hereunder.

           "Agent" means Michigan National Bank, a national banking association, when acting as administrative agent for the Banks and not as a Bank, and any permitted successor(s) thereto, when so acting.

           "Agent's Address" means 800 Military Street, Port Huron, Michigan 48060, Attention: Joseph A. Vito, or at such other address as Agent may hereafter specify to Borrower in writing.


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           "Agent's Counsel" means Dykema Gossett PLLC, 1577 North
Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48304.

           "Bank" means each and, when used in the plural, includes all of the banking institutions which have signed (or which may hereafter become parties to) this Agreement (including Michigan National Bank, when acting as a Bank and not as Agent) and their respective successor(s) and permitted assign(s).

           "Borrower's Address" means 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, Attention: Chief Financial Officer, or at such other address as Borrower may hereafter specify to Agent in writing.

           "Borrower" means Mueller Industries, Inc., a Delaware corporation, and its permitted successor(s) and assign(s).

           "Borrower's Counsel" means William H. Hensley, General Counsel to Borrower.

           "Business Day" means any day except Saturday, Sunday or any other day on which the Agent is not open to the public for carrying on substantially all of its banking functions.

           "Closing Date" means the date that the first Loan is funded pursuant to this Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Consistent Basis" means, in reference to the application of GAAP, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

           "Current Assets" and "Current Liabilities" are to be determined, both as to classification of items and amounts, in accordance with GAAP applied on a Consistent Basis, provided, that there will be excluded from Current Assets: (1) all amounts due to Borrower from any of its officers or employees; and (2) any appraised surplus in excess of book value.

           "Debt Service Coverage" means the sum of net income after taxes plus (1) depreciation, depletion and amortization, (2) interest, (3) net tax loss carry forwards utilized during the applicable year, and (4) extraordinary cash and non-cash losses, less dividends paid and extraordinary cash and non-cash income; divided by the sum of interest requirements for the applicable period plus the current portion of long term debt and capitalized lease obligations for the applicable period, computed on a rolling four-quarter basis.

           "Domestic Subsidiaries" means all Subsidiaries organized under the laws of any of the states of the United States of America which are engaged in the manufacturing business in the broadest sense of that term, but excluding Alaska Gold Company and Arava Natural Resources Company, Inc. and its wholly-owned subsidiaries.




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
           "Documents" means, in upper or lower case form, all "documents" and "instruments" as such terms are defined in the Michigan Uniform Commercial Code, in which Borrower now or hereafter has any right, title or interest.

           "EBITDA" means consolidated net earnings of the Borrower and the Subsidiaries excluding extraordinary gains before income taxes, interest expense, depreciation and amortization, all determined in accordance with GAAP.

           "Effective Rate" means the interest rate in effect for each respective Loan from time to time when such Loan is not in default, as set forth in Section 2 hereof and/or in the Term Notes, as the case may be.

           "Environmental Protection Statute" means any federal, state or local law, statute, or regulation enacted in connection with or relating to the protection or regulation of the environment, including, but not limited to, those laws, statutes and regulations regulating, relating to or imposing liability or standards of conduct concerning the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous materials and any regulations issued or promulgated in connection with such statutes by any governmental agency or instrumentality, including, without limitation, the Comprehensive Environmental Response, Compensation and Liabilities Act, as amended (42 U.S.C. 9601 et seq.) and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. 6901 et seq.).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

           "Event of Default" has the meaning set forth in Section 7.1 of this Agreement.

           "FASB" means the Financial Accounting Standards Board.

           "Federal Funds Rate" means, for any day, the Fed Funds Effective Rate as most recently shown on page 73 of the Knight Ridder Money Center. If page 73 of the Knight Ridder Money Center is not available for any reason, the Agent may in its reasonable discretion select a comparable reference.

           "FLSA" means the federal Fair Labor Standards Act, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

           "Funded Debt" means all interest bearing obligations payable, which under GAAP are shown on the balance sheet as a liability, plus the face amount of all outstanding Letter of Credit Advances, plus the amount of all guaranties of indebtedness for borrowed money to the extent not otherwise shown on the balance sheet as a liability, plus the unpaid balance of all capitalized leases as determined in accordance with GAAP.

           "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or in such other statements by

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
such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a Consistent Basis.

           "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guaranties" means, collectively, the guaranties of the Borrower's obligations under the Loan Documents by each of the Domestic Subsidiaries listed in Exhibit 3.5.1(c) to this Agreement and all Domestic Subsidiaries that are hereafter required to sign Guaranties as provided in
Section 5.12 hereof (individually, a "Guarantor" and, collectively, the "Guarantors").

           "Indebtedness" means all items of indebtedness of any Person, direct or indirect, joint or several, including (without implied limitation):

              (a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business), or discounted with recourse by the Person;

              (b) All indebtedness in effect guaranteed by the Person, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the Person to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to, or in any other manner invest in, the Person;

              (c) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by), any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance upon property owned by acquired by the Person subject thereto, whether or not the liabilities secured thereby have been assumed by the Person; and

              (d) All indebtedness incurred by the Person as the lessee of goods or services under leases that, in accordance with GAAP, should be reflected on the lessee's balance sheet.

           "Interest Period", with respect to a Line of Credit Loan bearing interest based upon a reference to LIBOR, means a specified time period of one (1) month, two (2) months, three (3) months, or six (6) months, with a specified due date not later than the Line of Credit Maturity, and, with respect to the Term Loans, means a specified time period of, three (3) months, with a specified due date not later than the stated maturity date of the Term Notes.

           "Interim Advance" has the meaning set forth in Section 2.9 of this Agreement.



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
           "Letter of Credit Advance" has the meaning set forth in
Section 2.2.3 of this Agreement.

           "LIBOR Advances" means Advances which bear interest calculated by reference to LIBOR.

           "LIBOR" means (A) the London Interbank Offered Rate ("Unadjusted LIBOR"), determined as the arithmetic mean, truncated to the nearest one-hundredth of a percent, of interbank interest rates offered by major banks in the London, United Kingdom market at 11:00 a.m. London Time two (2) Business Days immediately preceding the commencement of an Interest Period using LIBOR, for U.S. dollar denominated deposits delivered on the first day of that Interest Period and maturing on the last day of that Interest Period, as referenced and reported by one of the following sources, selected by the Agent on an availability basis in descending order of priority: (1) the Dow Jones Telerate System "LIBO Page" report of such interest rates as determined by Reuter's News Service; (2) the Dow Jones Telerate System "Page 3750" report of such interest rates as determined by the British Bankers Association; or (3) the Wall Street Journal, Midwest Edition, report of such interest rate; or
(4) any other generally accepted authoritative source as the Agent may reference, (B) AS ADJUSTED for the LIBOR Reserve Percentage, if any, in accordance with the formula:

                LIBOR = Unadjusted LIBOR / (1 - LIBOR Reserve).


           LIBOR, as so determined, will be fixed when calculating the Effective Rate until the last day of the specified Interest Period, if such last day is a Business Day, and if not, then until the next succeeding Business Day unless the next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day.

           "LIBOR Reserve" means relative to an Interest Period for which the Effective Rate is LIBOR, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System, or any successor agency, and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such Interest Period.

           "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give any lien, mortgage, pledge, assignment, security interest, charge or other encumbrance of any kind.

           "Line of Credit" means the line of credit established under
Section 2.1 of this Agreement.

           "Line of Credit Loans" has the meaning set forth in Section
2.1 of this Agreement.
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
           "Line of Credit Maturity" means May 30, 2001.

           "Line of Credit Notes" has the meaning set forth in Section
2.3 of this Agreement.

           "Loans" means the Line of Credit Loans and the Term Loans, and "Loan" means any of the Loans.

           "Loan Documents" means this Agreement, the Notes, the Guaranties, applications for letters of credit and all other documents, instruments or certificates executed and delivered to the Banks in connection with this Agreement and the Loans.

           "Maximum Rate" means the maximum non-usurious rate of interest that the Banks are allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Agreement, the Notes or under any other document or instrument executed and delivered in connection herewith and the indebtedness evidenced by the Notes.

           "Notes" means the Line of Credit Notes, the Term Notes and any other promissory notes issued by Borrower to the order of the Banks evidencing the Obligations of Borrower to repay the Loans.

           "Obligations" means any and all liabilities, obligations, or indebtedness owing by Borrower to the Agent and/or the Banks, of any kind or description, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

           "Permitted Liens" means (a) Liens for taxes, assessments or governmental charges or levies which, for Borrower and all Subsidiaries other than Mining Remedial Recovery Corporation and its subsidiaries, are not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith in accordance with this Agreement, (b) unfiled inchoate construction Liens for construction work in progress, (c) workmen's, repairmen's, warehousemen's and carrier's Liens and other similar Liens, if any, arising in the ordinary course of business, (d) Liens granted by Subsidiaries in favor of Borrower in connection with inter-company loans, and (e) each of the liens described in Schedule 1.1(a) attached to this Agreement.

           "Person" or "Persons" means natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, lenders, trust companies, land trusts, vehicle trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

           "Prime Rate" means the rate of interest reported as the "Prime Rate" in The Wall Street Journal as of each respective business day or, in the case of each non-business day, as reported as of the immediately preceding business day. In the event that The Wall Street Journal ceases reporting the Prime Rate, then "Prime Rate shall mean the rate announced

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
publicly from time to time by Agent, to be its prime commercial lending rate. Reference to the Prime Rate will not be affected by the fact that the Banks may make loans at different rates from time to time with respect to the class of loans for which the Prime Rate is established. Any change in any of the interest rates chargeable hereunder resulting from a change in the Prime Rate will become effective on the day on which each change in the Prime Rate is effective.

           "Prime Rate Advances" means Advances which bear interest calculated by reference to the Prime Rate.

           "Prohibited Transaction" has the meaning set forth in Section 406 or Section 2003(a) of ERISA.

           "Ratable Share" means for each Bank the respective percentage shown on the signature pages of this Agreement, which as to aggregate Advances of the Line of Credit Loan and the Term Loan will be limited to the respective maximum U.S. dollar amounts shown on the signature pages of this Agreement.

           "Reportable Event" has the meaning set forth in Section 4043 of ERISA.

           "Requirement of Law" means, with respect to any Person, the certificate (or articles) of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "Requisite Banks" means Banks whose Ratable Shares equals or exceeds 66-2/3% in the aggregate of the Loans from time to time outstanding, excluding from both the numerator and denominator, however, the amount of the outstanding Loans by any Bank then in default for a continuous period greater than ten (10) Business Days of any obligation for the payment of money to the Agent in respect of its Ratable Share of an Advance or other expense or liability for which the Agent has in writing requested reimbursement or indemnification and which the Banks have agreed to pay by the respective terms, and within the respective meanings, of this Agreement; provided, Agent will not agree (and Borrower acknowledges that written consent is required) to change or waive a maturity date, Advance Date, payment date for any obligation, interest rate, fees, commitment amount of any Bank, Section 8 hereof, this definition of Requisite Banks, release any of the Guaranties or modify in writing this Agreement or any other Loan Documents with respect to the foregoing, without the prior written consent of the "Requisite Banks" which shall mean for those purposes Banks (determined without regard to the foregoing exclusions) whose Ratable Share of the Loans is 100% in the aggregate. Interim Advances shall not be included in any determination of Requisite Banks.

           "Restricted Subsidiaries" means those individual Subsidiaries which from time to time (a) are Guarantors, and/or (b) the net earnings of which, together with their respective subsidiaries, for any one or more of the most recent three fiscal years of the Borrower, constitute five percent (5%) or more of the consolidated net earnings of the Borrower and

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the Subsidiaries, as determined in accordance with GAAP, and/or (c) the
Tangible Net Worth of which, together with their respective subsidiaries, for any one or more of the most recent three fiscal years of the Borrower, constitute five percent (5%) or more of the consolidated Tangible Net Worth of the Borrower and the Subsidiaries.

           "SEC" means the Securities and Exchange Commission or any successor agency.

           "Subsidiaries" means those entities listed on Schedule 1.1(b) to this Agreement and all entities in which the Borrower hereafter acquires, directly or indirectly, any equity or ownership interest, except minority interests in entities the aggregate value of which interests (on a cost basis) does not exceed $10,000,000.

           "Tangible Net Worth" means the sum of the par or stated value of all outstanding capital stock, amounts in excess of par or stated value, surplus and retained earnings less intangibles, all as determined in accordance with GAAP.

           "Taxes" means to any taxes, charges, fees, levies or other assessments based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, premium or property taxes, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

           "Term Loans" has the meaning set forth in Section 2.10 of this Agreement.

           "Term Notes" has the meaning set forth in Section 2.10 of this Agreement.

           "Total Outstanding Amount" means the aggregate principal amounts at any time outstanding of the Line of Credit Advances, the outstanding face amount of Letters of Credit and all outstanding Interim Advances, which shall not exceed $100,000,000 in aggregate amount at any time.

           "Unmatured Event of Default" means an event, act, or occurrence which with the giving of notice or the lapse of time, or both, would become an Event of Default.

           "Yield Maintenance Payment" means the sum of (a) an amount, if positive, which the Borrower is required to pay to maintain each Bank's anticipated Loan yield, which for any LIBOR Advance and for the Term Loans, is the product of (i) the dollar amount of Advances and/or the Term Loans which for any voluntary or involuntary reason other than its scheduled maturity is paid on a date which is not the last day of the respective Interest Period, (ii) the difference between (a) the Effective Rate immediately prior to such payment and (b) the LIBOR rate as determined by Agent in accordance with Section 2.2.1(ii) hereof for the same interest calculation period on the payment date, and (iii) the ratio of the number of full calendar days which on the date of payment remain until the conclusion of the Interest Period and 360 days and (b) all costs incurred by the Agent and/or the Banks in connection with the breakage of any related LIBOR contracts. In the event that Borrower requests a LIBOR

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Advance, but such Advance is not funded for any reason, then a Yield
Maintenance Payment shall be payable by Borrower as though the requested Advance had been made on the date requested and prepaid on the same day.

     1.2 Accounting Terms. All accounting terms not specifically defined herein, to the extent not inconsistent with definitions set forth in Section 1.1 of this Agreement, will be construed in accordance with GAAP as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees. When used herein, the term "financial statements" will include the notes and schedules thereto.

     1.3     Other Definitional Provisions.

        (a) Unless otherwise specified therein, all terms defined in this Agreement will have the defined meanings when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto.

        (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement.
Section, subsection, Schedule and Exhibit references contained in this Agreement are references of Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

2.     AMOUNT AND TERMS OF LOANS.

     2.1 Amount of Line of Credit. Subject to the terms and conditions hereof, Banks, severally in accordance with their respective Ratable Share, agree to advance to Borrower from the Closing Date until the Line of Credit Maturity, at such times and in such amounts as Borrower may request in accordance with Section 2.2 hereof, up to the aggregate principal amount of $100,000,000 (the "Line of Credit Loans"). Subject to the terms and conditions hereof, the amounts borrowed under the Line of Credit Loans may be borrowed, repaid and reborrowed.

     2.2     Notice and Manner of Borrowing.

     2.2.1 Borrower may select from one of the following interest rate options when requesting an Advance:

        (i)     The Prime Rate, less .50% (a "Prime Rate
                Advance"); or

        (ii) LIBOR, plus 0.27% whenever the outstanding principal amount of the Line of Credit Loans is less than $33,000,000, plus 0.37% whenever the outstanding principal amount of the Line of Credit Loans is $33,000,000 or more but less than $66,000,000, or plus 0.47% whenever the outstanding principal amount of the Line of Credit Loans is equal to or more than $66,000,000, as the case may be (a "LIBOR Advance") in each case calculated as of the respective Advance Date or

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                  date of each paydown, as the case may be, and
                  including the amount of any requested Advance in such calculation, with any change in the margin above LIBOR being effective with respect to all outstanding LIBOR Advances as of the date of such Advance Date or paydown date; or

        (iii)     The Federal Funds Rate, plus 0.65% (a "Federal
                  Funds Advance").

     2.2.2 Each LIBOR Advance will have an Interest Period of one (1) month, two (2) months, three (3) months, or six (6) months, with a specified due date not later than the Line of Credit Maturity, on which date all outstanding principal and interest related to the Advance will be repaid in full to Agent for the prorata benefit of the Banks. Advances may be obtained under the Line of Credit until the Line of Credit Maturity, at which time all principal and interest outstanding on the Line of Credit Notes will be immediately due and payable by Borrower to Agent for the prorata benefit of the Banks. No more than six (6) LIBOR Advances shall be outstanding at any one time and no LIBOR Advance shall be for less than $5,000,000 in the aggregate.

     2.2.3 Borrower shall give Agent notice of its request for each Advance and each Letter of Credit Advance in substantially the form of Exhibit 2.2.3 hereto (with sufficient executed copies for each Bank) not later than 11:00 a.m. Eastern Time (i) three (3) Business Days prior to the date such Advance is requested to be made if such Advance is to be a LIBOR Advance, (ii) three (3) Business Days prior to the date a letter of credit is requested to be issued (a "Letter of Credit Advance"), (iii) in all other cases, one (1) Business Day prior to the date such Advance is requested to be made. Each notice shall specify whether a Prime Rate Advance, a LIBOR Advance, a Federal Funds Advance or a Letter of Credit Advance is requested and, in the case of each requested LIBOR Advance, the Interest Period to be initially applicable to such Advance and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by Agent and accompanied by a completed and signed copy of the Agent's standard letter of credit application. Agent shall provide notice of such requested Advance to each Bank.
Subject to the terms and conditions of this Agreement, the proceeds of each such requested Advance shall be made available to Borrower by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by Borrower at the principal office of Agent. Subject to the terms and conditions of this Agreement, Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related letter of credit on behalf of the Banks for the account of Borrower. Notwithstanding anything herein to the contrary, Agent may decline to issue any requested letter of credit on the basis that the beneficiary, the purpose of issue or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion, including without limitation, if Agent determines that the purpose of such issuance is outside the ordinary course of business of Agent. Agent shall give each Bank notice of each requested Advance no later than 2:00 p.m. Eastern Time on the Business Day immediately preceding the Advance Date, or in the case of a LIBOR Advance or a Letter of Credit Advance, on the third Business Day immediately preceding the Advance Date. Agent shall give each Bank notice of each draw under a letter of credit issued under this


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Agreement no later than 2:00 p.m. Eastern Time on the second Business Day immediately preceding the date on which such draw will be honored.

     2.2.4 Each Bank, on the date any Advance is requested to be made, shall make its Ratable Share of such Advance available in immediately available funds at the principal office of Agent for disbursement to Borrower. Unless Agent shall have received notice from any Bank prior to the date such Advance is requested to be made under this
Section 2.2 that such Bank will not make available to Agent such Bank's Ratable Share of such Advance, Agent may assume that such Bank has made such portion available to Agent on the date such Advance is requested to be made in accordance with this Section 2.2. If and to the extent such Bank shall not have so made such Ratable Share available to Agent, Agent may (but shall not be obligated to) make such amount available to Borrower, and such Bank agrees to pay to Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to Borrower by Agent until the date such amount is repaid to Agent, at the Federal Funds Rate. If such Bank shall pay such amount to Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such Advance for purposes of this Agreement. The failure of any Bank to make its Ratable Share of any such Advance available to Agent shall not relieve any other Bank of its obligations to make available its Ratable Share of such Advance on the date such Advance is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such Ratable Share available to Agent on the date of any such Advance.

     2.2.5     Upon fulfillment of the conditions set forth in this
Section 2.2, Section 3.5 (and subject to Agent's then current deadlines for wire transfers and crediting of Agent and Bank accounts), and Sections
8.2.1 and 8.2.2, Agent will disburse such Advance to Borrower in immediately available funds at Borrower's expense.

     2.2.6 Except for Interim Advances, no Prime Rate Advance or Federal Funds Advance shall be for an aggregate amount of less than $5,000,000.

     2.3 Authorization and Issuance of Line of Credit Notes. All Advances made by the Banks pursuant to the Line of Credit Loan will be evidenced by separate promissory notes of Borrower, in the form of Exhibit
2.3 to this Agreement (each a "Line of Credit Note" and collectively the "Line of Credit Notes"), to be executed and delivered by Borrower to each of the Banks, in the principal amount of each such Bank's Line of Credit commitment as set forth on the signature page(s) to this Agreement, on the Closing Date.

     2.4 Unused Commitment Fee. Borrower will pay to Agent for the Banks on the last day of each March, June, September and December, in arrears, during the term of the Line of Credit, beginning December 31, 1998, from funds other than those supplied by the Line of Credit, an amount equal to one hundred and seventy-five one thousandths of 1% (0.175%) per annum of the daily average unused portion of the Line of Credit. Michigan National Bank's share of any such unused commitment fee shall be reduced by, and the share of the other Banks therein shall be ratably increased by, an amount equal to 0.175% per annum of the daily average outstanding amount of Interim Advances during each respective calculation period. Such fee shall be prorated with respect to any quarter in which the Line of Credit is not in effect for the entire quarter.

     2.5 Use of Proceeds. The proceeds of the Line of Credit Loans will be used by Borrower (i) to finance acquisitions, (ii) to reimburse any Bank for any payment under letters of credit and (iii) for general corporate purposes.

     2.6     Payments, Conversions and Rollovers.

     2.6.1 Interest will be paid monthly by Borrower to Agent upon the outstanding principal balance of all Prime Rate Advances and all Fed Fund Advances from the date advanced at the applicable rates as determined according to Section 2.2.1 above. Interest will be paid at the end of the respective Interest Periods or, in the case of LIBOR Advances having six month Interest Periods, at the end of every three (3) months, by Borrower to Agent upon the outstanding principal balance of all LIBOR Advances from the date advanced at the applicable rates as determined according to
Section 2.2.1 above.

     2.6.2 Unless converted or rolled over as hereafter provided, the principal on LIBOR Advances will be paid at the end of the respective Interest Periods. Repayment of principal on Prime Rate Advances and Federal Funds Advances will be made as Borrower, in its sole discretion, determines that working capital permits. The outstanding principal balance of the Line of Credit Loans, together with accrued interest, will be due and payable in full at the Line of Credit Maturity. All payments of principal and interest by Borrower to Agent shall be made in immediately available United States Funds.

     2.6.3 All or any portion of an outstanding Prime Rate Advance or Federal Funds Advance may be converted to a LIBOR Advance upon Borrower giving Agent written notice of its request for each such conversion not later than 11:00 a.m. Eastern Time three (3) Business Days prior to the date such conversion is requested to be made. Such notice shall specify the length of the Interest Period.

     2.6.4 All or any portion of an outstanding Prime Rate Advance or Federal Funds Advance may be converted to a Federal Funds Advance or a Prime Rate Advance, respectively, upon Borrower giving Agent written notice of its request for each such conversion not later than 11:00 a.m. Eastern Time one(1) Business Day prior to the date such conversion is requested to be made.

     2.6.5 All or any portion of an outstanding LIBOR Advance may be converted to a Federal Funds Advance or a Prime Rate Advance upon Borrower giving Agent written notice of its request for each such conversion not later than 11:00 a.m. Eastern Time one (1) Business Day prior to the end of the applicable Interest Period.

     2.6.6 All or any portion of an outstanding LIBOR Advance may be rolled over into a new Interest Period upon Borrower giving Agent written notice of its request for each such roll over not later than 11:00 a.m. Eastern Time three (3) Business Days prior to the end of the then current Interest Period. Such notice shall specify the length of the new Interest Period.

     2.6.7 Agent shall give each Bank notice of each conversion and rollover requested under this Section 2.6 not later than 2:00 p.m. Eastern Time three (3) Business Days prior to the end of the effective date of such conversion or roll over.

     2.7 Prepayments. Borrower may prepay, in whole or in part, at any time, without premium or penalty, any Prime Rate or Federal Funds Advances under the Line of Credit. LIBOR Advances may only be prepaid upon five (5) days' prior written notice, from Borrower to Agent, and upon payment by Borrower of the applicable Yield Maintenance Payment. Any other provisions of this Agreement to the contrary notwithstanding, if at any time during the term of this Agreement, the Total Outstanding Amount will exceed $100,000,000, Borrower will immediately, and in any event within two (2) Business Days, remit and pay to Agent such amounts as may be necessary to reduce the Total Outstanding Amount to $100,000,000. Borrower may terminate the Line of Credit at any time upon delivery of written notice to Agent sixty (60) days prior to such termination.

     2.8 Loan Account. Advances under the Line of Credit Loans will be charged to an account in Borrower's name on Agent's books, and Agent will debit to such account the amount of each Advance when made and credit to such account the amount of each repayment thereunder. Agent will render Borrower, from time to time, a statement setting forth the debit balance in the loan account, which will be deemed to be correct and accepted by Borrower, unless Agent receives a written statement of exceptions within ten (10) days after such statement has been rendered to Borrower. Such statement will be prima facie evidence of the correctness of the Advances owing to the Banks by Borrower hereunder, unless there is manifest error evident on its face. Similarly, each Bank is hereby authorized by Borrower to record in its books and records, the date, and amount and type of each Advance and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, which books and records shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve Borrower of its obligation to repay the outstanding principal amounts of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement.

     2.9     Interim Advances.     The Agent may, in its sole discretion
and without having any obligation to do so, make interim advances (hereinafter sometimes referred to as "Interim Advances") of its own funds to the Borrower in an aggregate amount not to exceed $5,000,000 at any one time outstanding; provided, however, that no Interim Advances shall be made after the Agent has received written requests not to make Interim Advances from the Requisite Banks or unless all conditions precedent for an Advance have been met. The aggregate amount of all Interim Advances outstanding on the date any regular Advance is made shall be included as a previously disbursed portion of such regular Advance in which each Bank shall participate based upon its Ratable Share and the Agent shall thereupon be immediately reimbursed for the full amount of such Interim Advances from the proceeds of such regular Advance. If no regular Advance is made for any period of 60 days, whether by reason of the failure to comply with any condition for a regular Advance or otherwise, each Bank shall, upon request of the Agent, on the Business Day after receiving such request, remit to the Agent such Bank's Ratable Share of all outstanding

Interim Advances, whereupon, such Interim Advances shall be automatically converted to a regular Prime Rate Advance effective on such next Business Day. In no event will any Interim Advance be made if, after giving effect to such Interim Advance, the aggregate principal amount of all Advances would exceed $100,000,000.00.

     2.10     Term Loans.     On the Closing Date, each Bank shall make a
term loan to the Borrower in the amount of its Ratable Share of $125,000,000 (collectively, the "Term Loans"). Simultaneously with the making of the Term Loans, the Borrower shall repay the principal of all of the outstanding Line of Credit Notes under the Credit Agreement and all accrued and unpaid interest thereon. The Term Loans will be evidenced by separate promissory notes of Borrower, in the form of Exhibit 2.10 to this Agreement (each a "Term Note" and collectively the "Term Notes"), to be executed and delivered by Borrower to each of the Banks, in the principal amount of each such Bank's Term Loan commitment as set forth on the signature page(s) to this Agreement. The Term Loans shall have a term of five (5) years, with interest only payable quarterly for the first six (6) months. Thereafter, regular payments of principal, based upon a ten-year amortization of principal (i.e. $3,289,473.68 per quarter), and interest shall be payable on the last day of each Interest Period. The Term Loans shall bear interest as follows: (a) whenever the ratio of Funded Debt to EBITDA is 1.10 or less, the interest rate shall be the 3 month LIBOR, plus 110 basis points; (b) whenever the ratio of Funded Debt to EBITDA is greater than 1.10 but less than 2.25, the interest rate shall be the 3 month LIBOR, plus 120 basis points; and (c) whenever the ratio of Funded Debt to EBITDA is 2.25 or more, the interest rate shall be the 3 month LIBOR, plus 130 basis points. From the Closing Date until the ratio is recalculated, the interest rate shall be the 3 month LIBOR, plus 120 basis points. Such ratio shall be recalculated as of the end of each fiscal quarter of the Borrower hereafter based upon the information set forth in the Borrower's quarterly compliance certificates and the Term Notes shall bear interest at the respective Effective Rate thus determined effective as of the first day of the current fiscal quarter, provided, however, that if Borrower fails to timely deliver any compliance certificate to Agent, the interest rate shall be the 3 month LIBOR, plus 130 basis points effective as of the first day of the current fiscal quarter until two (2) Business Days after the Agent has received such compliance certificate. For any date that the Agent is unable to determine LIBOR and for any period after the last day of the last Interest Period for the Term Loans,
 the Term Loans shall bear interest at the Prime Rate.   The Term Loans
may be prepaid in whole or in part at any time and from time to time, without premium or penalty, provided, however, that any partial prepayments shall be in aggregate principal amounts of not less than $5,000,000 and integral multiples thereof, and shall be applied to the installments due under the Term Notes in the reverse order of their maturities, and provided, further, that simultaneously with making such prepayment the Borrower will pay the Banks any applicable Yield Maintenance Payment.

3.     GENERAL PROVISIONS.

     3.1     Commitment Fees.     On the Closing Date, the Borrower shall
pay to the Agent for the pro rata benefit of the Banks fully earned and nonrefundable commitment fees in the amount of $175,000.00 with respect to the Line of Credit and $218,750.00 with respect to the Term Loans.

     3.2 Agent Administrative Fee. Borrower will pay to Agent on the Closing Date and during the term of this Agreement such administrative fees as may be agreed in writing from time to time by Agent and Borrower for Agent's services as such hereunder.

     3.3     Overdue Rate.

     3.3.1 Any payments of principal or interest not paid when due or declared due, whether at maturity, by acceleration, by lapse of time or otherwise, including any fees, costs or expenses advanced or paid by Agent, will bear interest thereafter, at the option of Agent and/or at the request of the Requisite Banks, and without affecting any of the Bank's rights and remedies provided for herein and in the Notes, at two percent (2%) per annum in excess of the Effective Rate.

     3.3.2 If any required payment under any Note is not paid within ten (10) days from the date it is due, at the option of Agent and/or at the request of the Requisite Banks, a late charge of five cents ($.05) for each dollar of the payment so overdue may be charged.

     3.4     Computation of Interest and Fees; Maximum Interest Rate.

     3.4.1 All computations of interest on the Loans and interest due thereunder for any period will be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Interest will accrue from the date of any Advance up to but excluding the date of repayment of the Loan, in accordance with the provisions hereof.

     3.4.2 Notwithstanding anything to the contrary contained in this Agreement, Borrower will not be obligated to pay, and the Banks will not be entitled to charge, collect or receive, interest in excess of the Maximum Rate and in the event the Banks ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest will be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess will immediately be returned to Borrower. If any construction of this Agreement, the Notes or the other Loan Documents indicates a different right given to the Banks to ask for, demand or receive any larger sum as interest, such as a mistake in calculation or wording, this clause will override and control, it being the intention of Borrower and the Banks that this Agreement, the Notes and the other Loan Documents will in all respects comply with applicable law, and proper adjustment will automatically be made accordingly. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the Banks will, to the maximum extent permitted by law (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness will not exceed the Maximum Rate.

     3.5 Conditions Precedent to the Execution and Delivery of this Agreement. The obligation of the Banks to execute and deliver this Agreement is subject to the fulfillment, in form and substance satisfactory to Agent and its counsel, of each of the following conditions, unless otherwise noted:

     3.5.1 Agent will have received each of the following documents, duly executed and delivered by Borrower, each of which will be in full force and effect:

        (a)     The Line of Credit Notes, in the form of Exhibit
2.3.

        (b)     The Term Notes, in the form of Exhibit 2.10.

        (c) The Guaranties, in the form of Exhibit 3.5.1(c) to this Agreement.

        (d) Such other documents and certificates as may be necessary or desirable to evidence the Obligations, representations, warranties and covenants of Borrower hereunder and the Guarantors under the Guaranties.

     3.5.2 Agent will have received a good standing certificate of Borrower and each of the Guarantors listed on Exhibit 3.5.2 hereto from each state in which Borrower and each such Guarantor is organized and each other state, if different, in which the principal part of its business activity is conducted, dated a recent date, indicating that Borrower and each such Guarantor is in good standing in each such state; provided that Borrower covenants to deliver to Agent, as soon as practicable but not later than ninety (90) days of the Closing Date, those good standing certificates which have not been so delivered to Agent on the Closing Date.

     3.5.3 Agent will have received a copy of the resolutions of the Board of Directors of Borrower (i) authorizing the execution, delivery and performance of the Loan Documents, (ii) authorizing the borrowings contemplated hereunder, and (iii) certified by the Secretary of Borrower as of the Closing Date, which certificate will state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

     3.5.4 Agent will have received certified copies of the charter of Borrower, certified by an officer of Borrower on the Closing Date, as true, complete and correct copies thereof.

     3.5.5 Agent will have received a certificate of the Secretary of Borrower as to the incumbency and signatures of the person or persons authorized to execute and deliver the Loan Documents.

     3.5.6 Agent will have received a certificate of the Chief Financial Officer, the Vice President-Legal or Chief Executive Officer of Borrower stating, on behalf of Borrower, that each of the representations and warranties made in or pursuant to Section 4 of this Agreement or which are contained in any other Loan Document or any certificate, document or financial or other statement furnished by Borrower at any time under or in connection herewith, is true and correct in all respects on and as of the Closing Date.

     3.5.7 Agent will have received reimbursement for legal fees and expenses incurred by Agent in the preparation of the transactions contemplated by this Agreement.

     3.5.8 Agent will have received on behalf of the Banks the Commitment Fees required by Section 3.1 hereof.

     3.5.9 No suit, action, investigation, inquiry or other proceeding, including, without limitation, the enactment or promulgation of a statute or rule by or before any arbitrator or any Governmental Authority will be pending and no preliminary or permanent injunction or order by a state or federal court will have been entered (i) in connection with any Loan Document or any of the transactions contemplated hereby or thereby or (ii) which, in any such case, in the reasonable judgment of the Banks, would have a material adverse effect on (A) the transactions contemplated by this Agreement or (B) the business, operations, properties, condition (financial or otherwise) or prospects of Borrower.

     3.5.10     Agent will have received a schedule, entitled
Schedule 3.5.10, setting forth the policies of insurance, including the effective dates of such policies, carried by Borrower and its Subsidiaries on the Closing Date.

     3.5.11     No Event of Default and no Unmatured Event of
Default will have occurred and be continuing on the date of the Loans, nor will either result from the making of such Loans.

     3.5.12 Agent and each of the Banks will have received the written opinion, dated the Closing Date, of Borrower's Counsel in form and substance satisfactory to Agent and the Requisite Banks.

     3.5.13 All other documents and legal matters in connection with the transactions contemplated by this Agreement will have been delivered and/or executed and will be in form and substance satisfactory to Agent and its counsel.

     3.6 Conditions Precedent to all Advances under the Line of Credit Loans. The obligation of the Banks and each of them to make Advances, including any Letter of Credit Advance, is subject to the fulfillment, in form and substance satisfactory to Agent and its counsel, of each of the following conditions on or before the date of each such
Advance:

     3.6.1 As of the date of making the Advance, no Event of Default and no Unmatured Event of Default will have occurred or be continuing, nor will either result from or exist after the making of such Advance.

     3.6.2 This Agreement and each of the other Loan Documents will be in full force and effect.

     3.6.3 Each of the representations and warranties made in or pursuant to Section 4 of this Agreement or which are contained in any other Loan Document or any certificate, document or financial or other statement furnished by Borrower and/or any Subsidiary at any time under or in connection with any of the transactions contemplated by the Loan Documents, will be true and correct in all material respects on and as of the date of the Advance as if made on and as of the date of the Advance (unless stated to relate to a specific earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date).

     3.6.4 Agent will have received, reviewed and approved the consolidated and consolidating quarterly financial statements of Borrower as delivered to Agent in accordance with Sections 5.3.1 and 5.3.2 below.

     3.6.5 There has been no change that has a materially adverse effect on the business, operations, properties or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, since the date of the last financial statements of Borrower delivered to Agent.

     3.6.6     Compensation for Increased Costs.

        (a) In the event after the date of execution of this Agreement, any introduction of any law, or any change in any law, or the interpretation or application thereof by any court or Governmental Authority charged with the administration thereof, or the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), which has the effect of:

           (i) subjecting any Bank to any tax, deduction or withholding with respect to this Agreement or any other Loan Document (other than any tax incurred by or based upon the overall net income of any such Bank), or

           (ii) imposing, modifying or deeming applicable any reserve, special deposit, insurance premium or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Bank, with respect to this Agreement or the other Loan Documents, or

           (iii)     imposing upon any Bank any other
condition or expense with respect to this Agreement or any other Loan Document and the result of any of the foregoing is to increase the cost to any such Bank, reduce the income receivable by any such Bank, impose any expense upon any such Bank or reduce the amount of any payment receivable by any such Bank with respect to any Note, or with respect to any Bank's commitment hereunder or under any Letter of Credit Advance, or any portion thereof, by an amount which any such Bank deems to be material, such Bank shall from time to time notify the Agent and Borrower thereof by delivery of a certificate of an officer of such Bank of the nature described in the next sentence, and the Borrower shall pay to the Agent for delivery to such Bank that amount which shall compensate such Bank (on an after tax basis) for such increase in cost, reduction in income, additional expense, reduced amount or reduced rate of return. A certificate setting forth in reasonable detail such increase in cost, reduction in income or additional expense or reduced amount or reduced rate of return, and the manner of calculating the same as determined by such Bank, shall be submitted by such Bank to the Agent and Borrower and, absent manifest error, shall be conclusive as to the amount thereof (provided that such determination be made reasonably and in good faith).

        (b) If any Bank shall have determined that the introduction of or any change in any applicable law regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) or any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder, its commitment hereunder, or the transactions contemplated hereby to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then the Borrower shall pay to the Agent for delivery to such Bank promptly, such additional amount or amounts determined by such Bank as will compensate such Bank for such reduced rate of return.

        (c) Borrower acknowledges that compensation to the Bank for any increased costs incurred by the Bank and payable by Borrower pursuant to this subsection may take the form of an increase in the interest rate payable under the Loans.

     3.6.7 Letters of Credit. Any letter of credit issued pursuant to the Line of Credit shall have a term not exceeding one year, not including renewals and shall not in any event expire later than the Line of Credit Maturity Date. In no event shall the aggregate face amount of all outstanding Letter of Credit Advances exceed $15,000,000.00. Borrower will pay to Agent for the pro rata benefit of the Banks a fee of four hundred eighty-five thousandths of one percent (0.485%) per annum of the face amount of any newly issued or renewed letter of credit at the time of issuance or renewal of such letter of credit. Such fee is nonrefundable and Borrower shall not be entitled to any rebate of any portion thereof if such letter of credit does not remain outstanding through its stated expiry date or for any other reason. Nothing in this Agreement shall be construed to require or authorize any Bank to issue any letter of credit, it being recognized that Agent has the sole obligation under this Agreement (subject to the terms and conditions of this Agreement) to issue letters of credit on behalf of the Banks. Upon such issuance by Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on its Ratable Share. If Agent shall honor a draft or other demand for payment presented or made under any letter of credit, Agent shall provide notice thereof to each Bank prior to 2:00 p.m. Eastern Time on the second Business Day immediately preceding the date such draft or demand is to be honored. Unless Borrower shall have satisfied its reimbursement obligation by payment to Agent on the date that such draft or demand is to be honored, each Bank, on the date the draw under the letter of credit is to be honored, shall make its Ratable Share of the amount paid by Agent available in immediately available funds at the principal office of Agent for the account of Agent. If and to the extent such Bank shall not have made such Ratable Share portion available to Agent, such Bank agrees to pay to Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by Agent until such amount is so made available to Agent at a per annum rate equal to the Federal Funds Rate. If such Bank shall pay such amount to Agent together with such interest, such amount so paid shall constitute a Loan by such

Bank as part of the Line of Credit Advance disbursed in respect of the reimbursement obligation of Borrower. The failure of any Bank to make its pro rata portion of any such amount paid by Agent available to Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to Agent.

4. REPRESENTATIONS AND WARRANTIES. In order to induce each Bank to enter into this Agreement and to provide the Loan, Borrower represents and warrants to each Bank that the following statements are true, correct and complete at the date hereof and at the date of each Advance:

     4.1     Organization, Powers, Good Standing.

     4.1.1 (a) Borrower and each Subsidiary is a legal entity duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its organization, (b) Borrower and each Subsidiary has full power, authority and legal right to own and operate its property and to conduct the business in which it is currently engaged, (c) Borrower and each Subsidiary is duly qualified and is in good standing under the laws of each jurisdiction in which the failure to so qualify may have a material adverse affect on its business, and (d) Borrower and each Subsidiary is in compliance in all material respects with all Requirements of Law, except where the lack of compliance could not reasonably be expected to materially adversely impact the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to repay the Loan or to observe and perform its obligations under the Loan Documents.

     4.1.2 Borrower has full power and authority to execute, deliver and perform the Loan Documents, including, without limitation, to borrow under this Agreement. Each Guarantor has full power and authority to execute, deliver and perform the Guaranties. Borrower and each Guarantor has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and Borrower has taken all necessary action to borrow under this Agreement. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery and performance by Borrower or any Guarantor or the validity or enforceability against Borrower or any Guarantor of the Loan Documents.

     4.2     Authorization of Borrowing; Etc.

     4.2.1 The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents and the execution, delivery and performance by any Guarantor of the Guaranties do not and will not (a) violate any Requirement of Law applicable to Borrower or any Subsidiary,
(b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower or any Subsidiary, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of Borrower's or any Subsidiary's properties or assets, other than in favor of the Banks, or (d) require any approval of any court or Governmental Authority or any approval or consent of any Person under any contractual obligation of Borrower.

     4.2.2 The Loan Documents and all other documents contemplated hereby and thereby, when executed and delivered, will be the legally valid and binding obligations of Borrower and of the Guarantors, as the case may be, enforceable against it and them in accordance with their respective terms, except as enforcement may be limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or similar laws, or equitable principles relating to or limiting creditors' rights generally.

     4.3 Subsidiaries. Schedule 1.1(b) correctly sets forth as to each Subsidiary, its name, the jurisdiction of its organization, the name of its immediate parent and the percentage of its capital stock or other ownership interest that is directly or indirectly owned by Borrower.
Other than (1) as set forth in its annual reports as filed with the SEC,
(2) stock acquisitions made since its most recent annual report filed with the SEC, (3) the Subsidiaries, and (4) the existing minority stock interests owned by Mueller Copper Tube Products, Inc. (formerly known as Halstead Industries, Inc.), Borrower does not own more than $10,000,000 (on a cost basis) in the aggregate of capital stock or other ownership interest in any Persons.

     4.4 Title. Borrower and Subsidiaries, as applicable, have good and valid legal title to the assets reflected in Borrower's consolidated financial statements dated as of September 26, 1998 previously submitted to each of the Banks. Borrower and Subsidiaries have good and valid legal title to all of the assets acquired in the recent acquisition of Mueller Copper Tube Products, Inc. (formerly known as Halstead Industries, Inc.) There are no Liens, charges or encumbrances (other than Permitted Liens), on such property or assets referenced in the prior two sentences except those reflected on such financial statements.

     4.5     Litigation; Adverse Facts.  Except as set forth on Schedule
4.5 to this Agreement, there is no action, suit, dispute, investigation, inquiry, arbitration, tax claim or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) at law or in equity or before or by any arbitrator or Governmental Authority pending or, to the knowledge of Borrower, threatened, against Borrower or any Subsidiary which might reasonably be expected to result in any material adverse change in the business, operations, properties or in the business prospects or condition (financial or otherwise), of Borrower and its Subsidiaries, taken as a whole, or would materially adversely affect Borrower's ability to perform its Obligations hereunder and under any other Loan Document.

     4.6 Payment of Taxes. All material tax returns and reports required to be filed by Borrower and each Subsidiary have been prepared in accordance with acceptable standards and have been timely filed, and all Taxes, assessments, fees and amounts required to be withheld and paid to a Governmental Authority, and other governmental charges upon Borrower and each Subsidiary and upon their properties, assets, income and franchises which are shown on such returns to be due and payable have been paid when due and payable. Borrower does not know of any proposed, asserted or assessed tax deficiency against it or any Subsidiary that would be material to the condition (financial or otherwise) of Borrower or any Subsidiary (other than Mining Remedial Recovery Corporation and its subsidiaries). Except for the tax sharing agreements described in
Schedule 4.6 to this Agreement, neither Borrower nor any Subsidiary is a party to, bound by or obligated under any tax sharing or similar agreement.

     4.7     Materially Adverse Agreements; Performance.

     4.7.1 Neither Borrower nor any Subsidiary is a party to or subject to any material agreement, instrument, charter or other internal restriction materially adversely affecting the business, properties or assets of Borrower or any Guarantor or the operations, business prospects or condition (financial or otherwise) of Borrower and Guarantors, taken as a whole.

     4.7.2     To the best of Borrower's knowledge, neither
Borrower nor any Subsidiary is in material default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its contractual obligations and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, and which could reasonably be expected to adversely affect the business, operations, property or assets, the business prospects, or condition (financial or otherwise), of Borrower and its Subsidiaries, taken as a whole.

     4.7.3 Borrower and each Domestic Subsidiary owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

     4.8 Disclosure. No representation or warranty of Borrower contained in this Agreement or in any other Loan Document or other document, certificate or written statement furnished to the Banks by or on behalf of Borrower with respect to the business prospects or condition (financial or otherwise) of Borrower and each Subsidiary for use in connection with the transactions contemplated by this Agreement, knowingly contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower which adversely affects the business, operations, property or assets, the business prospects, or condition (financial or otherwise), of Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

     4.9 ERISA Compliance. Borrower and Subsidiaries are in compliance in all material respects with any applicable provisions of ERISA. Except as set forth on Schedule 4.9 to this Agreement, to the best of Borrower's knowledge, neither a Reportable Event nor a Prohibited Transaction has occurred or is continuing in relation to any pension plan and Borrower and each Subsidiary have not incurred any liability to the Pension Benefit Guaranty Corporation, except where the occurrence of such event could not reasonably be expected to materially adversely impact the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to repay the Loan or to observe and perform its obligations under the Loan Documents.

     4.10     Environmental Matters.  Except as set forth in Schedule
4.10 to this Agreement, to the best of Borrower's knowledge, Borrower and each Subsidiary has complied in all respects with all Environmental Protection Statutes, except where the lack of compliance could not reasonably be expected to materially adversely impact the business, operations, properties or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or the ability of Borrower to repay the Loan or to observe and perform its obligations under the Loan Documents. Except as set forth on Schedule 4.10 to this Agreement, to the best of Borrower's knowledge, neither Borrower nor any Subsidiary nor any other person, used any real property owned or leased by Borrower or any Subsidiary in the disposal of or to refine, generate, produce, store, treat, transfer, release or transport any hazardous waste or hazardous substance, or been designated by the United States Environmental Protection Agency or under any Environmental Protection Statute as a hazardous waste or hazardous substance disposal or removal site, superfund or clean-up site or candidate for removal or closure pursuant to any Environmental Protection Statute. No lien arising under or in connection with any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary. Borrower agrees to indemnify and hold each Bank harmless from any and all violations by Borrower or any Subsidiary of any Environmental Protection Statute.

     4.11 Investment Company. Borrower is not directly or indirectly controlled by, or acting on behalf of, a Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended, that is organized or otherwise created under the laws of the United States, any State of the United States, the District of Columbia, Puerto Rico, the Philippine Islands, the Virgin Islands or any other possession of the United States.

     4.12 Regulations U and X. No part of the proceeds of the Loan will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. If requested by Agent, Borrower will furnish Agent with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. Borrower also warrants that no part of the proceeds of the borrowings hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

     4.13 Indebtedness. Neither Borrower nor any Subsidiary has any outstanding Indebtedness except Indebtedness described in (1) Schedule
4.13 to this Agreement or (2) permitted under Section 6.1 of this Agreement.

     4.14 Year 2000 Problem. Borrower has reviewed or is currently reviewing all of Borrower's and its Subsidiaries' material computer systems, including all material hardware, software, tools and equipment with embedded computer chips, networks, interfaces and data storage (the "Computer Systems") which could be affected by the Year 2000 Problem (as defined below) and has developed and implemented or is developing and will implement by not later than January 31, 1999, a comprehensive program (including emergency, backup, and business continuation plans) to ensure that the Computer Systems will not have a Year 2000 Problem, and by September 30, 1999, will be fully Year 2000 Compliant. Borrower further warrants that it has reviewed, or is presently attempting to review the Year 2000 Problem with all of its, and the Restricted Subsidiaries', material customers, service providers, suppliers, vendors, trading partners with whom the Computer Systems are linked or have any material reliance, and Borrower will use its best efforts to obtain by January 31, 1999, assurances from all such customers, service providers, suppliers, vendors and trading partners that their computer systems will not have a Year 2000 Problem affecting Borrower or any of the Subsidiaries. Borrower agrees to provide Banks from time to time with written updates and such other information as any of the Banks may reasonably request concerning the Year 2000 Problem and Borrower's progress in solving said problem. Borrower agrees and acknowledges that it will be an Event of Default if the Computer Systems are not Year 2000 Compliant in all material respects by September 30, 1999 (for this purpose, "material respects" shall be determined taking the Borrower and the Subsidiaries as a whole). As used herein, "Year 2000 Problem" means the risk that the computer applications (including internal and external programs, systems and networks) used by Borrower, its Subsidiaries or by third parties with whom Borrower and/or the Subsidiaries do business may not recognize or properly perform date sensitive functions involving certain dates prior to and any date after December 31, 1999. As used herein," Year 2000 Compliant" means that neither the performance nor functionality of the Computer Systems will be materially affected by the Year 2000 Problem. If requested by any Bank, as soon as possible, but no later than September 30, 1999, the Borrower shall send a certification to the Banks as to whether or not the Computer Systems are Year 2000 Compliant in all material respects on or before September 30, 1999.

     4.15 Survival. All of the representations and warranties set forth in this Section 4 will survive until all of the Obligations are satisfied in full and there remain no outstanding commitments hereunder.

5. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, until all of the Obligations are satisfied, Borrower will perform each and all of the following:

     5.1 Use of Proceeds. Borrower will use the proceeds of the Loan only for the purposes set forth in Section 2.5.

     5.2 Accounting Records. Borrower will maintain adequate records in accordance with sound business practices and GAAP, applied on a Consistent Basis, except for changes required by GAAP or consented to in writing by the Requisite Banks (which consent will not be unreasonably withheld). Upon five (5) days' prior notice, Borrower will provide, and cause each Subsidiary to provide, access to representatives of each Bank to visit any of the properties of Borrower or any g32

Subsidiary and examine the books of account and discuss Borrower's and each Subsidiary's affairs, finances and accounts with, and be advised of the same by, Borrower's and each Subsidiary's officers, all at such reasonable times and as often as any Bank may reasonably request.

     5.3     Reports.  Borrower will deliver to Agent:

     5.3.1 As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Borrower, management prepared consolidated and consolidating financial statements of Borrower and Subsidiaries as of the end of such quarter, and the consolidated and consolidating statements of profit and loss and surplus of Borrower and Subsidiaries from the beginning of Borrower's and Subsidiaries' fiscal year to the end of such quarter, certified as correct (subject to year end adjustments) by the chief financial officer of Borrower.

     5.3.2 As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, the complete audited, consolidated financial statements of Borrower and Subsidiaries, including the consolidated balance sheet of Borrower and Subsidiaries as of the end of such year and the consolidated statements of profit and loss and surplus of Borrower and Subsidiaries for the fiscal year then ended, certified by Ernst & Young, or such other independent certified public accountants of recognized standing, to be prepared in accordance with GAAP and to present fairly the financial position and results of operation of Borrower and Subsidiaries. Additionally, the Borrower will provide internally prepared consolidating financial statements within 120 days after the end of each fiscal year.

     5.3.3 Upon the request of Agent or Requisite Banks, accounts receivable aging reports, accounts payable aging reports and inventory certifications.

     5.3.4 Within forty-five (45) days after the end of each calendar quarter, a compliance certificate in the form of Exhibit 5.3.4 to this Agreement, duly completed and executed by the Chief Financial Officer of Borrower.

     5.3.5 Unless otherwise specified, copies of all of the reports furnished under this Section 5.3 shall be sent by Borrower directly to the Banks.

     5.3.6 Promptly upon Borrower becoming aware of the occurrence of any: (a) Reportable Event; or (b) Prohibited Transaction in connection with any pension plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto, will be delivered to Agent by Borrower.

     5.3.7 Promptly upon becoming aware of any Person's seeking to obtain or threatening in writing to seek to obtain a decree or order for relief with respect to Borrower or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action Borrower or such Domestic Subsidiary is taking or proposes to take with respect thereto.

     5.3.8 Promptly, copies of all amendments to the charter or bylaws of Borrower and, if requested by the Agent, any Guarantor.

     5.3.9 Promptly, and in any event within five (5) days after the receipt thereof by Borrower or any Subsidiary, a copy of any notice, summons, citation, directive, letter or other form of communication from any Governmental Agency or instrumentality, in any way concerning any action or omission on the part of Borrower or any Subsidiary in connection with any Environmental Protection Statute, or concerning the filing of a lien upon, against or in connection with Borrower or any Subsidiary, or any of their real or personal property, in connection with any Environmental Protection Statute, except where such action or omission by Borrower or any Subsidiary could not reasonably be expected to materially adversely impact the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to repay the Loan or to observe and perform its obligations under the Loan Documents.

     5.3.10 Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which Borrower files with its shareholders or any securities exchange or the SEC, including, without limitation, all reports on Form 10-K, 10-Q, and 8-K. Such reports need not include exhibits. Borrower agrees to promptly provide Agent with exhibits specifically requested by Agent or any Bank.

     5.3.11 Promptly, and in any event within five (5) days of the receipt thereof by Borrower, a copy of a notice, summons, citation, directive, letter, complaint, or other form of communication from the U.S. Department of Labor, or any other Governmental Authority or instrumentality, or any other Person, in any way concerning any material action or omission on the part of Borrower or any Subsidiary in connection with the payment of minimum and/or overtime wages to its employees, or concerning the filing of a lien upon, against or in connection with Borrower or any Subsidiary, or any of its real or personal property, in connection with the FLSA.

     5.3.12 Promptly, upon Borrower's learning of any litigation or proceeding in which it or any Subsidiary is a party if an adverse decision in any such matter is reasonably likely to require it to pay more than Five Million ($5,000,000) Dollars in excess of the amount of any insurance covering such claim, or deliver assets the value of which exceeds such sum or of the institution of any other suit or proceeding to which Borrower or any Subsidiary is a party that, by itself or together with any other such matters, might materially and adversely affect the operations, financial condition, property, or business prospects of the Borrower and its Subsidiaries, taken as a whole.

     5.3.13 Promptly, such other information and data with respect to Borrower or any Subsidiary as from time to time may be reasonably requested by any Bank.

     5.3.14 Not less than 30 days prior to the consummation of any proposed acquisition which, when aggregated with all other acquisitions consummated directly or indirectly by the Borrower since the date of the most recent Compliance Certificate furnished pursuant to
Section 5.3.4 hereof, will result in a cumulative increase in the Borrower's Funded Debt as a result of all such acquisitions of $25,000,000 or more, a proforma management compliance certificate certifying that all covenants set forth in Sections 5 and 6 hereof will be complied with as of the date of such acquisition(s).

     5.3.15 Such other information as any Bank may reasonably request.

     5.4 Financial Covenants. Borrower will at all times comply with the following financial covenants:

     5.4.1     Borrower will maintain a minimum consolidated
Tangible Net Worth of Two Hundred Seventy-Five Million ($275,000,000) Dollars to be adjusted upward at the end of each fiscal quarter commencing December 26, 1998, by thirty-three percent (33%) of net income after taxes and before dividends for such quarter. Once adjusted upward, the Tangible Net Worth requirement set forth herein will not decrease.

     5.4.2 Borrower will not permit the ratio of Borrower's debt (current liabilities plus long-term liabilities) to Tangible Net Worth to exceed 1.50 to 1.00, on a consolidated basis.

     5.4.3 Borrower will not permit the ratio of Current Assets to Current Liabilities (including, for this purpose, any amounts drawn and outstanding under the Line of Credit) to be less than 1.5 to 1.00, on a consolidated basis.

     5.4.4 Borrower will not permit the Debt Service Coverage ratio to be less than 1.25 to 1.00, on a consolidated basis.

     5.4.5 Borrower will not permit the ratio of Funded Debt to EBITDA to exceed 3.00 to 1.00, as calculated on a rolling four (4) quarter basis, on a consolidated basis.

     5.5 Corporate Existence. Except as permitted under Section 6.3, Borrower will at all times preserve and keep in full force and effect its and each Subsidiary's corporate existence (except for (i) Mining Remedial Recovery Corporation and its subsidiaries (ii) individual Subsidiaries whose book value is less than $1,000,000 and (iii) more than one of such Subsidiaries whose collective book value is not greater than $5,000,000, at the time of the event affecting such Subsidiary's or Subsidiaries' corporate existence) and any rights material to its business and will maintain its and each Subsidiary's right to transact business in each jurisdiction where its assets or the nature of its activities makes such qualification necessary, except where the failure could not reasonably be expected to materially impact the Borrower or such Subsidiary, as the case may be.

     5.6 Payment of Taxes and Claims. Borrower will pay all Taxes, assessments and other governmental charges imposed upon Borrower or any Restricted Subsidiary (other than Mining Remedial Recovery Corporation and its subsidiaries) before any penalty or interest accrues thereon; provided, however, that Borrower will not be required to pay any such Taxes, assessments, or charges if (a) the validity thereof will currently be contested in good faith by appropriate proceedings, (b) Borrower will have set aside on its books adequate reserves with respect to such Taxes, assessments, or charges and (c) Borrower gives notice in writing of such action to Agent; provided that any such Taxes, assessments, or charges will be paid immediately upon the commencement of proceedings to foreclose any liens securing the same, or upon institution of distraint proceedings.

     5.7 Insurance. Borrower will maintain and cause each Subsidiary to maintain, in full force and effect, adequate fire and extended risk coverage, business interruption, workers' compensation, public liability and such other insurance coverages as may be required by law and/or in such amounts as is customary in the case of entities of well-established reputation engaged in the same or similar business. Borrower will allow representatives of each Bank to meet with senior management of Borrower and any Subsidiary, from time to time as the Banks reasonably request in order to assess the adequacy of such insurance policies.

     5.8 Compliance with Laws, etc. Borrower will exercise all due diligence in order to comply, in all material respects, with all Requirements of Laws, except where the lack of compliance could not reasonably be expected to materially adversely impact the business, operations, properties or condition (financial or otherwise) of Borrower and the Subsidiaries, taken as a whole, or the ability of Borrower to repay the Loan or observe and perform any of its obligations under the Loan Documents, including, without limitation, the following:

     5.8.1 Borrower will comply with all applicable workers' compensation laws, regulations and administrative rules, directives or requirements. Borrower will furnish Agent upon demand evidence in form and substance as Agent or its counsel may reasonably require in order to verify such compliance. In the event that Borrower is qualified to self-insure under such laws, regulations and administrative rules, directives or requirements, and that Borrower is not otherwise precluded from so self-insuring by the terms of this Agreement, Borrower will fully comply with all such laws, regulations, rules, directives and requirements pertaining to its self-insured status.

     5.8.2 Neither Borrower nor any of its pension plans will engage in any Prohibited Transaction; incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived; or terminate any such pension plan in a manner which could result in the imposition of a lien on the property of Borrower, pursuant to Section 4068 of ERISA or any successor provision thereto.

     5.8.3     Borrower will comply with FLSA and will furnish
Agent upon demand evidence in form and substance as Agent or its counsel will require to verify such compliance.

     5.8.4     Borrower will comply with all applicable
Environmental Protection Statutes.

     5.9 Payment of Indebtedness. Borrower and each of its wholly-owned Subsidiaries (except Mining Remedial Recovery Corporation and its subsidiaries and inter-company indebtedness between Borrower and its wholly owned subsidiary, Alaska Gold Company, Inc.) will pay all of its Indebtedness, promptly when due in accordance with the terms of such Indebtedness, except to the extent that failure to pay such Indebtedness would not constitute an Event of Default under Section 7.1.4 hereof, and except to the extent a good faith basis exists for delay or non-payment thereof and Borrower or Subsidiary, as the case may be, is contesting in good faith any claim for payment thereof.

     5.10 Maintenance of Franchises, etc. Borrower and each Restricted Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, agency agreements, and trade names material to the conduct of its business, and maintain and operate such businesses properly and efficiently, and in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business), except where the failure to do so could not reasonably be expected to materially adversely impact the business, operations, properties or condition (financial or otherwise) of Borrower and the Subsidiaries, taken as a whole, or the ability of Borrower to repay the Loan or observe and perform any of its obligations under the Loan Documents.

     5.11 Further Assurances. At any time or from time to time, upon the request of Agent, Borrower will execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purpose of this Agreement, the other Loan Documents and other agreements contemplated hereby and to provide for payment of and security for the Loan made hereunder in accordance with the terms of this Agreement.

     5.12 New Guaranties. Within 30 days after the acquisition or formation of any new Domestic Subsidiary, Borrower shall send written notice to the Agent of such acquisition or formation and Agent shall promptly provide a copy of notice to each Bank. At any time thereafter, at the request of the Requisite Banks, or if such Domestic Subsidiary also qualifies as a Restricted Subsidiary, Borrower shall forthwith cause such Domestic Subsidiary to execute and deliver to the Agent sufficient copies of a guaranty, substantially in the form executed by the Guarantors on or about December 30, 1998, together with certified copies of such Subsidiary's organizational documents, including resolutions authorizing the execution and delivery of such guaranty, and together with an opinion of counsel for such subsidiary in form and substance satisfactory to the Agent and its counsel. Borrower shall comply with any such request within 60 days after its receipt of the request. Notwithstanding the foregoing, no newly acquired Domestic Subsidiary shall be required to deliver such a guaranty so long as the giving of such a guaranty would constitute a default under the terms of any loan document between such acquired Domestic Subsidiary and a bona fide lending institution which was entered into prior to, but not in contemplation of, such acquisition,.

6. NEGATIVE COVENANTS. Borrower covenants and agrees that, until all of the Obligations are satisfied, Borrower will not, without the prior written consent of the Requisite Banks do any of the following:

     6.1 Indebtedness. Except as set forth on Schedule 4.13 to this Agreement, Borrower will not, and will cause each of the Subsidiaries (but excluding any Subsidiary organized in Europe and any Subsidiary in which Borrower directly or indirectly owns less than a majority interest) not to, create, incur, assume, permit or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness except for (i) the Obligations, (ii) Indebtedness with respect to Permitted Liens, (iii) Indebtedness of Borrower and its wholly-owned Subsidiaries in an aggregate amount not to exceed Twenty-Five Million ($25,000,000) Dollars and (iv) consolidating inter-company indebtedness as shown on consolidating financial statements delivered pursuant to Section 5.3.1 of this

Agreement. Furthermore, Borrower and the Guarantors shall not make new loans or advances in an aggregate amount in excess of $25,000,000 at any one time outstanding to any Subsidiaries which are not Guarantors, excluding, however, possible loans and advances to the European operations in an aggregate amount not to exceed $10,000,000, which amounts are reflected as restructuring reserves on Borrower's September 26, 1998 balance sheet.


     6.2 Liens. Borrower will not, and will cause each Restricted Subsidiary not to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of Borrower or any wholly-owned Subsidiary, whether now owned or hereafter acquired except (i) Permitted Liens, (ii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, and, if the amount of any such Lien exceeds $1,000,000 and the Requisite Banks so request, such Lien shall have been bonded over in a manner reasonably satisfactory to the Requisite Banks, (iii) Liens for taxes not delinquent or being contested in good faith, (iv) Liens created in connection with workers' compensation, unemployment insurance, and social security, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, (v) other similar Liens incidental to the normal conduct of the ordinary course of business of the Borrower and the Subsidiaries in an aggregate amount not to exceed $250,000, (vi) Liens existing on the Closing Date as set forth on Schedule 6.2 hereof, (vii) Liens representing the extension, renewal or replacement of a Lien under immediately preceding clause (vi) in respect of the same property of the same Subsidiary, and (viii) Liens securing indebtedness permitted under Section 6.1(iii) up to an aggregate amount of $25,000,000.

     6.3 Restriction on Fundamental Changes. Borrower will not, and will cause each Restricted Subsidiary not to fundamentally change the nature of its business, enter into any merger, consolidation, reorganization or recapitalization, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell (other than in the ordinary course of its business), assign, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property, assets or securities, whether now owned or hereafter acquired, or acquire by purchase or otherwise, all or substantially all the business, property, assets, securities or interest of any Person; provided that (a) a Domestic Subsidiary may merge or consolidate with Borrower, provided that the Borrower will be the surviving corporation, (b) a Domestic Subsidiary may merge or consolidate with another Domestic Subsidiary, (c) a Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or another Domestic Subsidiary, (d) Borrower may acquire or form additional Subsidiaries; provided that each such newly formed Subsidiary is wholly-owned by Borrower (unless Borrower has obtained the prior written consent of the Requisite Banks to acquire or form a Subsidiary which will not be wholly-owned, which consent will not be unreasonably withheld), and
(e) Borrower may dispose of any assets owned by Lincoln Brass Works, Inc. or its subsidiaries, any assets owned by the coaxial cable division of the Precision Tube Division of Mueller Streamlining Co., and/or the assets of Mueller Copper Tube Products, Inc. which are not core manufacturing assets.

     6.4 Environmental Statutes. Borrower will not, and will not permit any other person to violate an Environmental Protection Statute, except where such violation could not reasonably be expected to materially adversely impact the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to repay the Loan or to observe and perform its obligations under the Loan Documents.

     6.5 Conflicting Agreements. Borrower will not, and will cause each Subsidiary not to, enter into any agreement containing any material provisions which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     6.6 Misrepresentations. Borrower will not, and will cause each Subsidiary not to, knowingly furnish any Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     6.7 Violation of Regulations. Borrower will not make any investment of any nature which would result in the violation of Regulations G, U, or X of the Board of Governors of the Federal Reserve System as the same may from time to time be amended or modified.

     6.8 Subsidiary Distribution of Earnings. Borrower will not, and will cause each Subsidiary (except the existing provisions of the loan agreement among B&K Industries, Inc., Northern Trust Company and LaSalle National Bank, which exception shall cease to apply when and to the extent the restrictive covenants contained in such loan agreement are terminated or changed) not to, enter into any agreement which could prohibit, or have the effect of prohibiting, the payment of dividends by or other distribution of the earnings of any Subsidiary to Borrower.

     6.9 Scope of Business Activity. Borrower will not and will cause each Subsidiary not to engage in any business or activities other than those representing its respective, present business, provided that Borrower or any Subsidiary may acquire or commence new or additional related businesses which do not materially adversely affect the nature or operation of Borrower's or such Subsidiary's existing business.

     6.10 Dividends and Distributions; Capital Structure. Borrower will not, and will cause each Subsidiary not to, pay or declare any dividends or other distributions upon its capital stock (except, in the case of the Subsidiaries, dividends or other distributions to such Subsidiary's parent corporation), or purchase or retire, or commit Borrower or any Subsidiary to purchase or retire, any of its capital stock at any time, during any period that Borrower is in default under Section
5.4 hereof or such distribution, purchase or retirement would render Borrower in default under Section 5.4 hereof.

7.     EVENTS OF DEFAULT; ACCELERATION; REMEDIES.

     7.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences will constitute an event of default (an "Event of Default") hereunder:

     7.1.1 Failure to Make Payments When Due. Borrower fails to pay any principal and/or interest owing under any Note when such amount is due (whether at stated maturity, as a result of a mandatory prepayment requirement, by acceleration, by notice of prepayment or otherwise), or Borrower fails to pay any other amounts (including, without limitation, fees, costs and expenses) payable under this Agreement or any other Loan Document or in connection with any letter of credit issued hereunder, when such amounts are due.

     7.1.2     Breach of Representation, Warranty or Certification.
 Any representation, warranty or certification made or furnished by Borrower or any Subsidiary under this Agreement, any other Loan Document or in any statement, document, letter or other writing or instrument furnished or delivered to any Bank pursuant to or in connection with this Agreement or other Loan Document or as an inducement to the Banks to enter into this Agreement, will, at any time, prove to have been materially false, incorrect or incomplete when made, effective or reaffirmed, as the case may be.

     7.1.3 Default Under Loan Documents, etc. Borrower or any Subsidiary (to the extent such term, covenant, condition or agreement is applicable to such Subsidiary) will fail to observe, or perform any term, covenant, condition, agreement set forth in Sections 5.1, 5.2, 5.4, 5.5, 5.8, 6.1, 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.9 and 6.10.

     7.1.4 Default on Other Agreements. Any creditor or representative of any creditor of Borrower or any Restricted Subsidiary declares any Indebtedness owing on any bond, debenture, note or other evidence of Indebtedness for borrowed money in an aggregate amount in excess of Two Million Five Hundred Thousand ($2,500,000) Dollars of Borrower or such Restricted Subsidiary to be due and payable prior to its expressed maturity by reason of any default by Borrower or such Restricted Subsidiary in the performance or observance of any obligation or condition.

     7.1.5 Other Defaults Under Loan Documents. Borrower or any Subsidiary will default in the performance of or compliance with any term or covenant contained in this Agreement or the other Loan Documents (other than those referred to above in Sections 7.1.1, 7.1.2 or 7.1.3 of this Agreement), and such default will continue unremedied for a period of ten (10) days; provided, that (1) the ten (10) day time period will not start until Agent provides Notice to Borrower in the case of defaults under Sections 5.3.1, 5.3.2, 5.3.3, 5.3.4, 5.3.5, 5.9, 5.10, 5.11 and
5.12, and (2) no Bank will be obligated to make an Advance once such a default has occurred until such default has been remedied to each Bank's satisfaction.

     7.1.6     Involuntary Bankruptcy; Appointment of Trustee, etc.

        (a) If an involuntary case seeking the liquidation or reorganization of Borrower or any Restricted Subsidiary under Chapter 7 or Chapter 11, respectively, of the federal Bankruptcy Code or any similar proceeding will be commenced against Borrower or any Restricted Subsidiary under any other applicable law and any one or more of the following events occur: (i) Borrower or such Subsidiary consents to the institution of the involuntary case, (ii) the petition commencing the involuntary case is not timely controverted; (iii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iv) an interim trustee is appointed to take possession of all or a substantial portion of the property and/or to operate all or any substantial portion of the business of Borrower or such Subsidiary; or (v) an order for relief will have been issued or entered therein.

        (b) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of Borrower or any Restricted Subsidiary to take possession of all or a substantial portion of the property and/or to operate all or a substantial portion of the business of Borrower or such Subsidiary will have been entered and, within sixty (60) days from the date of entry, is not vacated, discharged or bonded against, or any similar relief will be granted against Borrower or such Subsidiary under any applicable federal or state law, and, within sixty (60) days from the date of entry, is not vacated, discharged or bonded against.

     7.1.7     Voluntary Bankruptcy; Appointment of Trustee, etc.

        (a) Borrower or any Restricted Subsidiary will (i) institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the federal Bankruptcy Code;
(ii) file a petition, answer or complaint or will otherwise institute any similar proceeding under any other applicable law, or will consent thereto; (iii) consent to the conversion of a voluntary case to an involuntary case; (iv) consent to the conversion of an involuntary case to a voluntary case, (v) consent or acquiesce to the appointment of a trustee, receiver, liquidator, sequestrator, custodian or other officer with similar powers to take possession of all or a substantial portion of the property and/or to operate all or a substantial portion of the business of Borrower or any Restricted Subsidiary; or (vi) make a general assignment for the benefit of creditors.

        (b) The Board of Directors of Borrower or the governing body of any Restricted Subsidiary adopts any resolution or otherwise authorizes action to approve any of the foregoing; provided, that nothing herein shall be construed to prevent Arava Natural Resources Company, Inc., in its capacity as a shareholder of Mining Remedial Recovery Corporation, from adopting resolutions or authorizing action with respect to Mining Remedial Recovery Corporation and or its subsidiaries.

     7.1.8     Judgments and Attachments.

        (a) Borrower or any Restricted Subsidiary will suffer any money judgment(s), fines or penalties not covered by insurance, writ(s) or warrant(s) of attachment or similar process(es) involving an amount, in the aggregate, in excess of Five Million ($5,000,000) Dollars and will not satisfy, discharge, vacate, bond or stay the same within a period of thirty (30) days or, in any event, within ten (10) days of the date of any proposed sale thereunder.

        (b) A judgment creditor will obtain possession of any material portion of the properties or assets of Borrower or any Restricted Subsidiary by any means, including, without limitation, levy, distraint, replevin or self-help.

     7.1.9 Dissolution. Any order, judgment or decree will be entered against Borrower or any Restricted Subsidiary having assets in excess of $100,000 decreeing the dissolution or division of it and such order will remain undischarged or unstayed for a period in excess of thirty (30) days.

     7.1.10     Termination of Loan Documents, etc.  Any of the
Loan Documents will cease to be in full force and effect for any reason other than a release or termination thereof upon the full payment and satisfaction of the Obligations.

     7.1.11     Environmental Violations.  A breach of Sections
4.10, 5.8.4 or 6.4 will have occurred.

     7.2 Remedies; Termination of Commitments. Upon the occurrence of an Event of Default, all Obligations will, at the request of the Requisite Banks, immediately be due and payable without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, and all commitments of the Banks hereunder will terminate, at each Bank's option, without further action of any kind. Upon acceleration, Agent will proceed to protect, exercise and enforce the Banks' rights and remedies hereunder and under the other Loan Documents and any other rights and remedies as are provided by law or equity. If the Loan is then one which may be repaid only upon payment of a Yield Maintenance Payment, the Agent will also assess a Yield Maintenance Payment. Agent may determine, in its sole discretion, the order and manner in which the Banks' rights and remedies are to be exercised, and all payments received by Agent will be applied as follows: first, to all costs and expenses incurred by Agent in collecting any Obligations by reason of such Event of Default; second, to accrued interest; third, to other Obligations in such order as Agent may determine in its sole discretion; fourth, to a cash collateral account maintained at the Agent up to the aggregate face amount of all outstanding letters of credit issued hereunder to secure Borrower's reimbursement obligation in connection with such letters of credit; and fifth, to Borrower or as otherwise provided by any Requirement of Law. During the existence of any Event of Default, at the request of the Agent and/or the Requisite Banks, Borrower shall forthwith deposit into a cash collateral account with the Agent an amount of cash equal to the aggregate face amount of all outstanding letters of credit issued hereunder, to secure Borrower's reimbursement obligation in connection with such letters of credit.

     7.3 Right of Set-Off. In addition to all other remedies available to the Banks, after any Event of Default which has not been cured within any applicable period provided in this Section 7, each Bank is hereby authorized at any time and from time to time, without further notice to Borrower, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower, against any and all the obligations of Borrower, now or hereafter existing under any Loan Document.

8.     THE AGENT AND RELATIONS AMONG BANKS, ETC.

     8.1 Appointment. Each Bank hereby designates and appoints the Agent the limited administrative agent for all Banks under this Agreement and the other Loan Documents. Each Bank hereby irrevocably authorizes

Agent on its behalf to take or refrain from taking any action, and to exercise or refrain from the exercise of any power, as is required or permitted by the Banks to be taken under the provisions of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, subject only to the express limitations of this Agreement. The duties of Agent under this Agreement and the other Loan Documents are mechanical and administrative in nature, are limited to those expressly provided herein, and do not establish a fiduciary relationship as between the Agent and any Bank. In performing its function and duties under this Agreement and the other Loan Documents, Agent will act solely as an agent of Banks and assumes no obligation towards or relationship of agency or trust with Borrower. Agent may perform any of its duties under this Agreement or another Loan Document by or through its agents or employees.

     8.2     Advances and Payments.

     8.2.1 Advances: In General. All Advances will be made by Agent on behalf of the Banks on the requested Advance Date, except that the Ratable Share of any Bank which the Agent receives after 12:00 p.m. Eastern Time on the Advance Date, or at any time after the Advance Date, will be disbursed on the Business Day following its receipt. Nothing in this Agreement or any other Loan Document is to be construed to require Agent to advance funds on behalf of any Bank or to relieve any Bank from its obligation to make Advances or to prejudice any rights that Borrower may have against any Bank as a result of any default by that Bank hereunder.

     8.2.2 Advances. In order to minimize transfers between the Agent and each Bank of funds representing the Bank's Ratable Share of an Advance, a Borrower payment, or (to the extent that Agent has not been promptly reimbursed by Borrower) other amounts for which the Agent is entitled to Bank reimbursement or indemnification, coincidental transfer and loan account adjustments may be made on a "net" basis. Not later than the Business Day immediately preceding an Advance Date or a date on which Bank reimbursement of the Agent is requested, Agent will advise each Bank by telephone, telex or telecopy as to the purpose and aggregate amount to be disbursed or paid by Agent and the Advance Date or actual or anticipated payment date, as the case may be; the amount which is such Bank's Ratable Share thereof; and, if in order to cause all loan accounts maintained by Agent for such Bank to conform to its Ratable Share of the Loan, the amount which such Bank is requested to remit to Agent will be different, the identity of the loan account(s) requiring adjustment and the nature and amounts due to or from the Bank with respect thereto. All amounts which a Bank is required to remit to Agent will be made available to Agent by transfer of same day funds to the designated wire account of Agent not later than 12:00 p.m. Eastern Time on the Advance Date, as evidenced by a wire transfer number or actual receipt by Agent. Agent will have no liability to Borrower for the failure of any Bank to make an Advance on the Advance Date, and if any Advance Date is on a day when any of the Banks are not open for business, then each Bank shall transfer to Agent its Ratable Share on the next day such Bank is open for business.

     8.2.3 Distribution of Payments. All Loan payments in respect of Advances, interest, fees or expenses incurred by the Banks and required by Borrower to be reimbursed will be deemed paid when immediately available U.S. currency or its equivalent is paid in the amount required by Borrower to Agent. On the Business Day Agent receives a Borrower payment, Agent will advise each Bank by telephone, telex, or telecopy of the aggregate amount and such Bank's Ratable Share of amounts actually received by Agent in respect of Advances, interest, fees, or, to the extent that the Banks previously have remitted to Agent therefor, reimbursements for other amounts for which Agent has required Bank reimbursement or indemnification. Agent will pay to such Bank on the same Business Day, by transfer to such Bank's wire account (as specified by such Bank on Exhibit 8.2.3 to this Agreement or as amended by such Bank from time to time after the date hereof) its Ratable Share, "netted" as permitted herein, of any such payment received by Agent not later than 12:00 p.m. (Eastern Time), and otherwise on the next Business Day.

     8.2.4 Return of Payments. Any Agent payment to a Bank under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower, which related payment in fact is not received by Agent, will entitle Agent to recover such amount from the Bank without set-off, counterclaim or deduction of any kind. If Agent determines at any time that an amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Bank. However, if Agent has previously distributed such amount, each Bank will repay to Agent on demand any portion of such amount that Agent has distributed to such Bank, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind by the Bank.

     8.3 Dissemination of Information. Agent will distribute promptly to each Bank the executed promissory notes evidencing such Bank's Ratable Share of the Loans. Agent will have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to Borrower (other than information or notices received by it in accordance herewith and only if not received by the Bank from Borrower), whether coming into its possession before the date of this Agreement or at any time or times thereafter. Agent will use its best efforts after written request therefor by any Bank, and only if not received by such Bank from Borrower, to distribute promptly to each Bank copies of every notice, request, communication, report or other information received by Agent from Borrower pursuant to this Agreement or another Loan Document; provided, that Agent will be liable to the Banks for any failure to do so only if such failure is attributable to Agent's gross negligence or willful misconduct, which will not include the Agent's failure to obtain any of the foregoing from Borrower.

     8.4 Amendments, Consents and Waivers for Certain Actions. Agent is authorized and empowered on behalf of the Banks to amend or modify in writing any provision of this Agreement or another Loan Document which relates or pertains to the Borrower, or to consent to or waive Borrower's performance of any obligation on any Event of Default, only with the prior written consent of the Requisite Banks or all of the Banks, as the case may be. When Agent requests the consent of the Requisite Banks and does not receive a written denial thereof from any Bank within ten (10) Business Days after such Bank's receipt of such request, then such Bank will be deemed to have denied such consent. Borrower agrees that it will not assert any claim of amendment, modification, consent or waiver which is not in writing, which writing (i) references this Agreement or any of the other Loan Documents and (ii) is signed by the Requisite Banks.

     8.5 Exculpation. Agent and its officers, directors, employees and agents will be liable to any Bank only for the performance of their express obligations under this Agreement and the other Loan Documents and for their own gross negligence or willful misconduct in the performance of any action taken or omitted in connection therewith. If any apportionment or distribution of payments made by Agent in good faith is subsequently determined to have been made in error, Agent will not be liable therefor, but the sole recourse of any Bank to whom payment was due but not made will be to recover from other Banks any payment in excess of the amount to which they are determined to be entitled (and such other Banks hereby agree to return to such Bank any such erroneous payments received by them). The Agent shall use its best efforts to assist the Banks in determining when any such excess payment has been made and in facilitating the recovery thereof. In performing its functions and duties hereunder, Agent will exercise the same care which it would in dealing with loans for its own account. Agent will not be responsible to any Bank for the truth or completeness of any recitals, statements, representations or warranties herein, the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any other Loan Document or the transactions contemplated thereby, or the financial condition of Borrower. Agent will not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, the financial condition of Borrower, or the existence or possible existence of any Event of Default. Agent at any time may request instructions from the Requisite Banks with respect to any action, inaction, failure or approval which, by the terms of this Agreement or any other Loan Document, Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent may refrain from taking any action or withhold any approval and may refrain from any action or withhold any approval until it has received such instructions from the Requisite Banks. No Bank will have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with instructions of the Requisite Banks or all of the Banks, as the case may require.

     8.6 Reliance. Agent may rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any other Loan Document, upon advice of legal counsel as to legal matters, independent accountants as to audit and accounting matters, and other experts selected by it, and when doing so will not be liable to any Bank for any action taken or omitted by Agent in good faith. If any written confirmation of a telephonic notice or instructions differs from the action taken by Agent in connection with such telephonic notice of instructions, Agent's records will govern absent manifest error.

     8.7 Credit Decisions. Each Bank acknowledges that, independently of Agent and each other Bank and based on the financial information received by it and such other documents, information, and independent investigation of the financial condition and affairs of Borrower as it has deemed appropriate, it has made and will continue to make its own appraisal of the creditworthiness of Borrower and credit decisions to participate in the Loans in accordance with this Agreement. Each Bank also acknowledges that, independently of Agent and each other Bank, and based on such other documents, information, and investigations as it deems appropriate at any time, it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     8.8 Indemnification. Each Bank agrees (which agreement shall survive any termination of this Agreement) to indemnify Agent according to such Bank's Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, excess Advances or payments of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or another Loan Document, including (without limitation) the reimbursement of Agent for all expenses (including reasonable attorneys' and paralegals' fees, the allocated expense of in-house attorneys and paralegals, and all out-of-pocket expenses) incurred by Agent under or in connection with this Agreement or another Loan Document or in enforcing the Obligations, in all cases as to which Agent is not reimbursed by Borrower, provided that no Bank will be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, Advances or payments as are determined by a court of competent jurisdiction in a final, non-appealable decision or order to have resulted solely from Agent's gross negligence, willful misconduct, violation of any relevant statute, law, ordinance, rule or regulation or violation of this Agreement or another Loan Document. Agent will not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any action or proceeding in respect of this Agreement or another Loan Document, unless it is indemnified to its satisfaction by the Banks against losses, costs, liabilities, and expenses. If any indemnity in favor of Agent is impaired, Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     8.9 Successor. Agent may resign as such at any time upon at least 30 days' prior notice to Borrower and all Banks, which resignation will be effective when a successor Agent is in place. If Agent resigns, the Requisite Banks may appoint another Person as a successor Agent which thereupon will become the Agent. If no successor to the Agent is appointed by the Requisite Banks and accepts such appointment within 30 days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which will be one of the Banks or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000. Upon the acceptance by any successor an appointment as Agent hereunder, such successor Agent will be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and will thereupon succeed to, and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent will be discharged from all duties and obligations arising under this Agreement and the other Loan

Documents from and after the date on which its resignation is effective. After any retiring Agent's resignation or removal hereunder as Agent, the provision of this Agreement and the other Loan Documents will continue to bind and inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If the successor Agent is not one of the Banks, Borrower shall have right to reasonably approve such successor Agent.

     8.10 Agent as a Bank. Agent, in its capacity as a Bank, will have the same rights, powers, duties and liabilities with respect to the Loans as any other Bank and may exercise the same as if it were not the Agent. Unless otherwise required by the context, the terms "Bank", "Banks" and "Requisite Banks" or any similar terms will include the Agent when acting in its individual capacity. Agent may lend money to, and generally engage in any kind of banking, trust or other business with Borrower to the same extent as any other financial institution.

     8.11 Borrower Not A Beneficiary. The provisions of this Section 8 are solely for the benefit of Agent and the Banks and Borrower will have no rights as a third party beneficiary of any of the provisions hereof; provided, however, Borrower will be bound by the provisions hereof. Borrower will have no right against Agent acting in its capacity as Agent, for any claims of Borrower arising from this Agreement, all such claims being assertable only against the Banks.

     8.12 Sharing Among Banks. Without affecting the rights of the Borrower hereunder, each of the Banks agrees with every other Bank that, in the event it shall receive payment on account of the Loan in excess of its pro rata portion, according to the principal amount of its participation in Advances then outstanding, of a payment due all of the Banks, whether such payment be voluntary, involuntary or by operation of law, by application of setoff of any indebtedness or otherwise, then such Bank shall promptly purchase from each of the other Banks, without recourse, for cash and at face value, ratably in accordance with the principal amounts of the participations in Advances then outstanding, interest of the other Banks in the Loans to such an amount that each of the Banks shall have received payment pro rata on account of its participation in the Loans in accordance with the unpaid principal amount thereof then owing to it; provided, that if any such purchase be made by any Bank and if any such excess payment relating thereto or any part thereof is thereafter recovered from such Bank, appropriate adjustments in the related purchases from the other Banks shall be made by rescission and restoration of the purchase price as to the portion of such excess payment so recovered.

9.     MISCELLANEOUS.

     9.1 Costs and Attorneys' Fees. All fees, costs and expenses incurred by Agent in connection with the preparation, execution, delivery, performance and administration of the Loan Documents, any and all amendments, supplements and modifications thereof and the other instruments and documents to be delivered hereunder in connection with any matters contemplated by or arising out of this Agreement, whether (a) to commence, defend any action commenced by any party other than Borrower, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit or proceedings (bankruptcy or otherwise), (c) to consult with officers of Agent or to advise Agent or (d) to enforce any rights of the Banks to collect any of the Obligations, including, without limitation, reasonable fees, costs and expenses of Agent's attorneys and paralegals, the allocated costs of Agent's internal counsel, together with interest thereon at the rate equal to 2% above the highest Effective Rate hereunder, will be part of the Obligations, payable on demand. Upon and during the continuance of an Event of Default, Borrower shall reimburse each Bank for such Bank's reasonable fees, costs and expenses incurred in connection with the enforcement of this Agreement and the other Loan Documents. All of the foregoing amounts may, at Agent's option, be charged as an Advance under the Loan.

     9.2 Waivers, Modifications in Writing. No failure or delay on the part of Agent or any Bank in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for under this Agreement, in the Notes and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Banks at law, in equity or otherwise. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, the Notes or the other Loan Documents, nor any consent to any departure therefrom, will in any event be effective unless the same will be in writing and signed by or on behalf of the Banks and Borrower.

     9.3 Notices, etc. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto will be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid), will be personally delivered or sent by registered or certified mail, postage prepaid or sent by nationally recognized overnight delivery service and, if mailed, will be deemed to be received for purposes of this Agreement three (3) Business Days after mailing by the sender or one (1) Business Day if sent by overnight delivery service. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3, notices, demands, instruments and other communications in writing will be given to or made upon the respective parties hereto as follows:
if to Agent, at Agent's Address, with a copy to Agent's Counsel; and if to Borrower, at Borrower's Address, with a copy to Borrower's Counsel.

     9.4 Notice of Wrongful Act or Omission by Agent or Banks. No action will be commenced by Borrower against Agent or any Bank arising out of or attributable to any act or omission of Agent or any Bank unless a notice specifically describing the act or omission will have been given to Agent or such Bank thirty (30) days prior to such judicial action.

     9.5 Agent's Failure to Advance. If Agent will be in breach of the Banks' obligation under this Agreement by reason of failure to make an Advance, notwithstanding Borrower's conformance with the provisions of hereof, Borrower's sole remedies on account thereof will be:

        (a) to compel Agent to make the Advance which is determined to have been wrongfully withheld; and

        (b) to recover actual and provable damages on account of such breach, and neither Agent nor any Bank will ever be liable to Borrower for consequential damages, whatever the nature of the breach by Agent or such Bank hereunder.

     9.6 Headings. Section headings used in this Agreement are for convenience of reference only and will not constitute a part of this Agreement for any other purpose or affect the construction of this Agreement.

     9.7 Execution in Counterparts. This Agreement may be executed in counterparts and by different parties on separate counterparts, both of which counterparts, when so executed and delivered, will be deemed to be an original and both of which counterparts, taken together, will constitute but one and the same agreement. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto.

     9.8 Binding Effect; Assignment. This Agreement will be binding upon, and inure to the benefit of, Borrower and the Banks, and their respective successors and assigns; provided, however, that Borrower may not assign its rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all of the Banks. This Agreement will not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and each of their respective successors and assigns.

     9.9 Severability of Provisions. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.10 Changes in Accounting Principles. If any changes in accounting principles from those used in the preparation of the financial statements referred to in this Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions of or required by the FASB or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there will occur any change in Borrower's fiscal or tax years and, as a result of any such changes, there will result in a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition will be the same after such changes as if such changes had not been made.

     9.11     Survival of Agreements; Representations, Warranties
Indemnities and Covenants. All agreements, representations, warranties, indemnities and covenants made herein will survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

     9.12 Independence of Covenants. All covenants under this Agreement will each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, will not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

     9.13 Construction of Agreement. Neither this Agreement nor any uncertainty or ambiguity herein will be construed or resolved against any Bank, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and will be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     9.14 Complete Agreement. This Agreement, together with the exhibits and schedules to this Agreement, the Notes and the other Loan Documents, and the other agreements referred to herein or by their terms referring hereto, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

     9.15 Equitable Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Banks; therefore, Borrower agrees that the Banks will be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     9.16 No Fiduciary Relationship. No provision herein or in any of the other Loan Documents and no course of dealing between the parties will be deemed to create any fiduciary duty by Agent or the Banks to Borrower.

     9.17 Choice of Law. The validity of this Agreement, its construction, interpretation and enforcement and the rights of the parties hereto will be determined under, governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

     9.18 Venue; Jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement, the Loan Documents, the letters of credit issued under this Agreement and the Loans may be tried and litigated in the federal courts of the United States of the Eastern District of Michigan. Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Borrower irrevocably consents to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower, at its address set forth for notices in this Agreement, such service to become effective ten (10) days after such mailing. Nothing herein will affect the right of any Bank to serve process in any other manner permitted by law. Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 9.18.

     9.19 Other Waivers. Borrower hereby waives, to the extent permitted by applicable law, in connection with a "claim and delivery" action by any Bank or Agent on any Bank's behalf pursuant to Michigan Court Rule 3.105, the right to request that a court require any Bank to post a bond pursuant to Michigan Court Rule 3.105(E)(4)(c)(i).

     9.20 Waivers Voluntary. The waivers contained in this Agreement are freely, knowingly and voluntarily given by each party, without any duress or coercion, after each party has had opportunity to consult with its counsel and has carefully and completely read all of the terms and provisions of this Agreement, specifically including the waivers contained in this Section 9. Neither the Banks nor Borrower will be deemed to have relinquished the waivers contained herein except by a writing signed by the party to be charged with having relinquished any such waiver.

     9.21 Waiver of Jury Trial. Banks and Borrower acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between them, but that such right may be waived. Accordingly, the parties agree that notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it will be in their best interest to waive such right, and accordingly, hereby waive such right to jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement, any Loan Document or the relationship between the Banks and Borrower, will be a court of competent jurisdiction sitting without a jury.

     BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF
ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND BORROWER ACKNOWLEDGES AND AGREES THAT (a) EACH OF THE WAIVERS SET FORTH HEREIN, WERE KNOWINGLY AND VOLUNTARILY MADE; (b) THE OBLIGATIONS OF THE BANKS HEREUNDER, INCLUDING THE OBLIGATION TO ADVANCE AND LEND FUNDS TO BORROWER IN ACCORDANCE HEREWITH, WILL BE STRICTLY CONSTRUED AND WILL BE EXPRESSLY SUBJECT TO SUCH BORROWER'S COMPLIANCE IN ALL RESPECTS WITH THE TERMS AND CONDITIONS HEREIN SET FORTH; AND (c) NO REPRESENTATIVE OF ANY BANK HAS WAIVED OR MODIFIED ANY OF THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE HEREOF AND NO SUCH WAIVER OR MODIFICATION FOLLOWING THE DATE HEREOF WILL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH
SECTION 9.2 HEREOF.


     [PURPOSELESSLY LEFT BLANK - SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.



WITNESS:                               "BORROWER"

                                       MUELLER INDUSTRIES, INC.



                                       By:


                                       Its:




                                       "BANKS"

WITNESS:                               MICHIGAN NATIONAL BANK, a national
                                       banking association


                                       By:

                                            Joseph A. Vito
                                       Its: City Manager

                                       Ratable Share:  16%

                                       Line of Credit Commitment: $16,000,000

                                       Term Loan Commitment: $20,000,000

                                       NATIONSBANK, N.A.


                                       By:


                                       Its:


                                       Ratable Share:  12.8%

                                       Line of Credit Commitment: $12,800,000

                                       Term Loan Commitment: $16,000,000

                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:


                                       Its:


                                       Ratable Share:  12.8%

                                       Line of Credit Commitment: $12,800,000

                                       Term Loan Commitment: $16,000,000

                                       MERCANTILE BANK NATIONAL ASSOCIATION


                                       By:


                                       Its:


                                       Ratable Share:  10%

                                       Line of Credit Commitment: $10,000,000

                                       Term Loan Commitment: $12,500,000

                                       FIRST TENNESSEE BANK NATIONAL
                                       ASSOCIATION


                                       By:


                                       Its:


                                       Ratable Share:  12.8%

                                       Line of Credit Commitment: $12,800,000

                                       Term Loan Commitment: $16,000,000

                                       FIRST UNION NATIONAL BANK



                                       By:


                                       Its:


                                       Ratable Share:  12.8%

                                       Line of Credit Commitment: $12,800,000

                                       Term Loan Commitment: $16,000,000

                                       FIRST AMERICAN NATIONAL BANK



                                       By:


                                       Its:


                                       Ratable Share:  12.8%

                                       Line of Credit Commitment: $12,800,000

                                       Term Loan Commitment: $16,000,000

                                       UNION PLANTERS BANK, N.A.


                                       By:


                                       Its:


                                       Ratable Share:  10%

                                       Line of Credit Commitment: $10,000,000

                                       Term Loan Commitment: $12,500,000


                                       "AGENT"

                                       MICHIGAN NATIONAL BANK, a
                                       national banking association



                                       By:

                                            Joseph A. Vito
                                       Its: City Manager

                                 EXHIBIT 2.3

                            AMENDED AND RESTATED
                            LINE OF CREDIT NOTE

Amount:       $12,800,000.00
Due Date:     May 30, 2001                 Dated as of December 30, 1998

     FOR VALUE RECEIVED, MUELLER INDUSTRIES, INC., a Delaware corporation ("Borrower") promises to pay to the order of FIRST UNION NATIONAL BANK ("Bank"), in immediately available United States funds, the principal sum of TWELVE MILLION EIGHT HUNDRED THOUSAND and no/100 ($12,800,000.00) Dollars or such lesser sum as will have been advanced by Bank to Borrower under this Note, pursuant to the terms of the Amended and Restated Credit Agreement dated as of December 30, 1998, as from time to time amended, among Borrower, the Banks identified therein, and Michigan National Bank, as Agent, (the "Credit Agreement"), plus interest, per annum, at the Effective Rate (as hereafter defined). Except as otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Credit Agreement, all of the terms and conditions of which are herein incorporated by this reference.

     This Note is one of the Line of Credit Notes referred to in the Credit Agreement. Advances of principal, repayment, and readvances may be made under the Credit Agreement and this Note from time to time as provided therein, but the Bank may refuse to make advances or readvances during the existence of any Event of Default or Unmatured Event of Default or when the conditions precedent set forth in the Credit Agreement are not satisfied. No individual Advance will have a maturity date beyond the Line of Credit Maturity.

     Advances under this Note shall bear interest as provided in the Credit Agreement (each, an "Effective Rate").

     Interest and principal shall be paid on the dates and in the manner provided in the Credit Agreement. The outstanding principal balance of the Line of Credit Loan, together with accrued interest, will be due and payable in full at the Line of Credit Maturity.

     Borrower may prepay, in whole or in part, any Prime Rate or Federal Funds Advances under this Note at any time. LIBOR Advances may only be prepaid upon five (5) days' prior written notice and upon payment by Borrower on the date of prepayment of the applicable Yield Maintenance Payment. If at any time during the term of this Note, the Total Outstanding Amount will exceed $100,000,000, Borrower will immediately, and in any event within two (2) Business Days, remit and pay to Agent such amounts as may be necessary to reduce the Total Outstanding Amount to $100,000,000.

     All Advances will be charged to an account in Borrower's name on Agent's books, and Agent will debit to such account the amount of each Advance when made and credit to such account the amount of each repayment thereunder. Agent will render Borrower, from time to time, a statement setting forth the debit balance in the loan account, which will be deemed to be correct and accepted by Borrower, unless Agent receives a written statement of exceptions within ten (10) days after such statement has been rendered to Borrower. Such statement will be prima facie evidence of the correctness of the Advances owing to the Bank by Borrower hereunder, unless there will be manifest error evident on its face. Similarly, each Bank is hereby authorized by Borrower to record in its books and records, the date, and amount and type of each Advance and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, which books and records shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve Borrower of its obligation to repay the outstanding principal amounts of the Loan, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of this Note and the Credit Agreement.

     Both principal and interest are payable in immediately available United States funds to the Agent on behalf of the Bank at 800 Military Street, Port Huron, Michigan 48060, Attention: Joseph A. Vito, or at such other address as Agent may hereto specify to Borrower in writing.

     Interest will be calculated on a daily, outstanding balance basis and will be computed for the actual number of days elapsed on the basis of a 360 day year. At no time will the interest charged hereunder be greater than the Maximum Rate. Payments received by Agent which would otherwise cause said interest rate to exceed such Maximum Rate will, to the extent of such excess, be deemed principal payments.

     During the existence of any Event of Default, or after the Line of Credit Maturity, or after demand or acceleration of maturity, Borrower will be obligated to Bank and will pay Bank, in addition to the interest stated above, additional interest which will accrue at a default rate equal to two percent (2%) per annum of the outstanding principal balance hereof and which will be reflected in the statement of account sent to Borrower prior to each payment date.

     If any required installment is not paid within ten (10) days after the date the same is due, upon Agent's demand Borrower will forthwith pay Bank a late charge equal to 5 cents ($.05) for each dollar of the installment so overdue. The late charge will apply individually to all payments past due, and there will be no daily pro rata adjustment.


     Any other provision of the Credit Agreement or any other Loan Document to the contrary notwithstanding, Borrower hereby grants Bank a right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower, against any and all the obligations of Borrower, now or hereafter existing under any Loan Document. Borrower agrees to pay all of Agent's costs incurred in the collection of this Note, including reasonable attorneys' fees.

     Acceptance by Bank of any payment in an amount less than the amount then due will be deemed an acceptance on account only, and Borrower's failure to pay the entire amount then due will be and continue to be an event of default. Borrower waives presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note. The liability of Borrower under this Note will be absolute and unconditional, without regard to the liability of any other party.

     Borrower expressly assumes all risk of loss or delay in the delivery of any payments by mail, and no course of conduct or dealing will affect Borrower's assumption of these risks.

     Upon any occurrence of an Event of Default as defined in the Credit Agreement ("Event of Default"), Bank may, without further notice and without demand or presentation, declare the entire unpaid principal balance hereunder and all accrued interest, to be immediately due and payable, anything contained herein or in any document executed in connection herewith to the contrary notwithstanding.

     Upon the occurrence of an Event of Default, neither the failure of the Bank promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the Bank may have upon default, nor the acceptance by the Bank of late payments, nor the failure of the Bank to demand strict performance of any obligation of Borrower or of any other person who may be liable hereunder, will constitute a waiver of any such rights in connection with any future Event of Default.

     Bank may hold and apply at any time after an Event of Default its own indebtedness or liability to Borrower in payment of any indebtedness hereunder.

     Borrower and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, notice of non payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution and hereby waive any and all defenses of a surety. The liability of Borrower will be absolute and unconditional, without regard to the liability of any other party hereto.


     Borrower, and any other person who may be liable hereunder in any capacity, agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses, in case the principal on this Note or any payment of interest hereon is not paid on the respective dates due (whether by demand, maturity, acceleration or otherwise), or in case it becomes necessary to protect any security for this Note, whether suit is brought or not.

     Any default in any of the conditions, covenants, obligations or agreements contained in any of the Loan Documents or any other instruments securing and/or evidencing this indebtedness will constitute an Event of Default under this Note. Reference is hereby made to the agreement(s) and document(s) described above for additional terms and conditions relating to this Note.

     This Note, made in the State of Michigan, will be governed and construed according to the laws of the State of Michigan.



WITNESS:                               MUELLER INDUSTRIES, INC.


                                       By:

                                       Its: Executive Vice President

                                 EXHIBIT 2.10

                                  TERM NOTE

Amount:       $20,000,000
Due Date:     December 31, 2003            Dated as of December 30, 1998

     FOR VALUE RECEIVED, MUELLER INDUSTRIES, INC., a Delaware corporation ("Borrower") promises to pay to the order of MICHIGAN NATIONAL BANK ("Bank"), in immediately available United States funds, the principal sum of TWENTY MILLION and no/100 ($20,000,000.00) Dollars, plus interest, per annum, at the Effective Rate (as hereafter defined).

     This Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement dated as of December 30, 1998, as from time to time amended, among Borrower, the Banks identified therein, and Michigan National Bank, as Agent (the "Credit Agreement"). Except as otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Credit Agreement, all of the terms and conditions of which are herein incorporated by this reference.

     This Note shall bear interest as provided in the Credit Agreement.

     Interest and installment principal payments hereon shall be made on the dates and in the manner provided in the Credit Agreement. Installment payments of principal, in the amount of $526,315.79 each, shall commence on the last day of the Interest Period that ends in June, 1999. On the Due Date, the entire balance hereof shall be due and payable. The Borrower acknowledges that, absent prepayment, there will be a significant balloon payment due at maturity.

     This Term Note may be prepaid in whole or in part at any time and from time to time, pursuant to the terms of the Credit Agreement.

     Both principal and interest are payable in immediately available United States funds to the Agent on behalf of the Bank at 800 Military Street, Port Huron, Michigan 48060, Attention: Joseph A. Vito, or at such other address as Agent may hereto specify to Borrower in writing.

     Interest will be calculated on a daily, outstanding balance basis and will be computed for the actual number of days elapsed on the basis of a 360 day year. At no time will the interest charged hereunder be greater than the Maximum Rate. Payments received by Agent which would otherwise cause said interest rate to exceed such Maximum Rate will, to the extent of such excess, be deemed principal payments.

     During the existence of any Event of Default, or after the Line of Credit Maturity, or after demand or acceleration of maturity, Borrower will be obligated to Bank and will pay Bank, in addition to the interest stated above, additional interest which will accrue at a default rate equal to two percent (2%) per annum of the outstanding principal balance hereof and which will be reflected in the statement of account sent to Borrower prior to each payment date.

     If any required installment is not paid within ten (10) days after the date the same is due, upon Agent's demand Borrower will forthwith pay Bank a late charge equal to 5 cents ($.05) for each dollar of the installment so overdue. The late charge will apply individually to all payments past due, and there will be no daily pro rata adjustment.

     Any other provision of the Credit Agreement or any other Loan Document to the contrary notwithstanding, Borrower hereby grants Bank a right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower, against any and all the obligations of Borrower, now or hereafter existing under any Loan Document. Borrower agrees to pay all of Agent's costs incurred in the collection of this Note, including reasonable attorneys' fees.

     Acceptance by Bank of any payment in an amount less than the amount then due will be deemed an acceptance on account only, and Borrower's failure to pay the entire amount then due will be and continue to be an event of default.
 Borrower waives presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note. The liability of Borrower under this Note will be absolute and unconditional, without regard to the liability of any other party.

     Borrower expressly assumes all risk of loss or delay in the delivery of any payments by mail, and no course of conduct or dealing will affect Borrower's assumption of these risks.

     Upon any occurrence of an Event of Default as defined in the Credit Agreement ("Event of Default"), Bank may, without further notice and without demand or presentation, declare the entire unpaid principal balance hereunder and all accrued interest, to be immediately due and payable, anything contained herein or in any document executed in connection herewith to the contrary notwithstanding.

     Upon the occurrence of an Event of Default, neither the failure of the Bank promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the Bank may have upon default, nor the acceptance by the Bank of late payments, nor the failure of the Bank to demand strict performance of any obligation of Borrower or of any other person who may be liable hereunder, will constitute a waiver of any such rights in connection with any future Event of Default.

     Bank may hold and apply at any time after an Event of Default its own indebtedness or liability to Borrower in payment of any indebtedness hereunder.

     Borrower and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, notice of non payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution and hereby waive any and all defenses of a surety. The liability of Borrower will be absolute and unconditional, without regard to the liability of any other party hereto.

     Borrower, and any other person who may be liable hereunder in any capacity, agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses, in case the principal on this Note or any payment of interest hereon is not paid on the respective dates due (whether by demand, maturity, acceleration or otherwise), or in case it becomes necessary to protect any security for this Note, whether suit is brought or not.

     Any default in any of the conditions, covenants, obligations or agreements contained in any of the Loan Documents or any other instruments securing and/or evidencing this indebtedness will constitute an Event of Default under this Note. Reference is hereby made to the agreement(s) and document(s) described above for additional terms and conditions relating to this Note.

     This Note, made in the State of Michigan, will be governed and construed according to the laws of the State of Michigan.



WITNESS:                               MUELLER INDUSTRIES, INC.

                                       By:

                                       Its:     Executive Vice President































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